SCHEDULE 14A

(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [   ]

Check the appropriate box:

[ ]	Preliminary proxy statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive proxy statement

[ ]	Definitive additional materials

[ ]	Soliciting material pursuant to Section 240.14a-12

PINNACLE FINANCIAL PARTNERS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies

(2)	Aggregate number of securities to which transactions applies

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

(4)	Proposed maximum aggregate value of transaction

(5)	Total fee paid

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party

(4)	Date Filed

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700

March 15, 2004

Dear Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at the BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201, on Tuesday, April 20, 2004, at 11 a.m. CST. I sincerely hope that you will be able to attend the meeting and I look forward to seeing you.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2003 and during the first quarter of 2004, as well as our plans for the future. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

     A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

     Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners, Inc. Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your shares in person.

Sincerely,

/s/ M. TERRY TURNER
M. Terry Turner
President and Chief Executive Officer

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700

* * * * * * * *
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2004

* * * * * * * * *

     The annual meeting of shareholders of Pinnacle Financial Partners, Inc. (the “Company”) will be held on Tuesday, April 20, 2004, at 11 a.m. CST at the BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201 for the following purposes:

(1)	To elect four persons to serve as Class I directors for a three-year term;

(2)	To consider and act upon a proposal to amend the Company’s Amended and Restated Charter to increase the number of authorized shares of capital stock to 30,000,000, of which 20,000,000 shall be common stock and 10,000,00 shall be preferred stock;

(3)	To consider and act upon a proposal to adopt the Company’s 2004 Equity Incentive Plan;

(4)	To ratify the appointment of KPMG, LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004; and

(5)	To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has set the close of business on March 1, 2004, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ HUGH M. QUEENER
Hugh M. Queener
Corporate Secretary

Nashville, Tennessee

March 15, 2004

IMPORTANT MEETING AND VOTING INFORMATION
CORPORATE GOVERNANCE
PROPOSAL #1: ELECTION OF DIRECTORS
PROPOSAL #2: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES
PROPOSAL #3: ADOPTION OF THE PINNACLE FINANCIAL PARTNERS, INC. 2004 EQUITY INCENTIVE PLAN
PROPOSAL #4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE MANAGEMENT INFORMATION
REPORT OF THE HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE GRAPH
COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
GENERAL INFORMATION

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700

* * * * * * * * *

PROXY STATEMENT FOR 2004 ANNUAL MEETING

* * * * * * * * *

     The Board of Directors (the “Board”) of Pinnacle Financial Partners, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2004 Annual Meeting of Shareholders (the “Meeting”) to be held on Tuesday, April 20, 2004, and at any adjournments of the meeting. The enclosed proxy is solicited by the Board of Directors of the Company.

     The purposes of the Meeting are to elect four Class I directors, to consider and act upon an amendment to the Company’s Amended and Restated Charter, to consider and act upon a proposal to adopt the Company’s 2004 Equity Incentive Plan and to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The close of business on March 1, 2004, is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on March 15, 2004.

     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value per share (the “Common Stock”) authorized, of which 3,692,053 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

IMPORTANT MEETING AND VOTING INFORMATION

Proxy Voting Procedures

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted as follows:

•	FOR the election of the director nominees;

•	FOR approval of the amendment to the Company’s Amended and Restated Charter to increase the number of authorized shares of capital stock from 20,000,000 to 30,000,000, of which 20,000,000 shall be Common Stock, par value $1.00 per share (“Common Stock”) and 10,000,000 shall be preferred stock, no par value per share (“Preferred Stock”);

•	FOR the approval of the Company’s 2004 Equity Incentive Plan;

•	FOR the ratification of KPMG, LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004; and

Pinnacle Financial Partners, Inc.	Page 1

•	In the best judgment of the persons appointed as proxies as to all other matters properly brought before the Meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted FOR a substitute nominee selected by the Board of Directors.

     You can revoke your proxy at any time before it is voted by delivering to Mr. Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street Suite 300, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the meeting and voting in person.

Shareholder Approval Requirements

     A quorum will be present at the meeting if at least 1,846,027 shares of Common Stock are represented in person or by valid proxy at the Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Amended and Restated Charter and Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote “for”, “against” or “abstain” from voting, together with all broker non-votes will be counted for purposes of determining whether a quorum is present.

     Broker Proxies. Brokers who hold shares for the accounts of their clients who do not receive voting instructions may not vote for certain of the proposals contained in this proxy statement unless specifically instructed to do so by their clients. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.

     Vote Required to Elect Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.

     Vote Required to Approve the Amendment to the Company’s Amended and Restated Charter, to Adopt the Company’s 2004 Equity Incentive Plan, to Ratify the Appointment of KPMG, LLP as the Company’s independent public accountants and Other Matters. The amendment to the Company’s Amended and Restated Charter will be approved if the number of shares of Common Stock voted in favor of the amendment is equal to or greater than a majority of the votes entitled to be cast on the amendment. The adoption of the Company’s 2004 Equity Incentive Plan, the ratification of the appointment of KPMG, LLP as the Company’s independent public accountants and any matter other than that enumerated above that properly comes before the Meeting will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, abstaining from voting on the amendment to the Company’s Amended and Restated Charter will have the effect of a vote against the amendment but, so long as a quorum is present, abstaining from voting on the

Pinnacle Financial Partners, Inc.	Page 2

adoption of the Company’s 2004 Equity Incentive Plan, the ratification of the appointment of KPMG, LLP as the Company’s independent public accountants and any other proposal that properly comes before the Meeting will have no effect on whether the proposal is approved.

Proxy Solicitation

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

Shareholder Proposals for Next Year’s Meeting

     In order for shareholder proposals for the 2005 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s 2005 Proxy Statement, all such proposals must be mailed to Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, and must be received no later than the close of business November 15, 2004. After this date, a shareholder who intends to raise a proposal to be acted upon at the 2005 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company’s 2005 Proxy Statement, must inform the Company in writing no later than January 29, 2005. If notice is not provided by that date, the Board of Directors may exclude such proposals from being acted upon at the 2005 Annual Meeting of Shareholders. Further, if the Board of Directors elects not to exclude the proposal from consideration at the meeting (although not included in the Proxy Statement), the persons named as proxies in the Company’s proxy for the 2005 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any such proposal.

CORPORATE GOVERNANCE

     The Company has developed sound corporate governance principles which it believes are essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace.

Corporate Governance Guidelines

     The Company’s Board of Directors has established a set of Corporate Governance Guidelines which are set forth in Appendix A of this Proxy Statement. These guidelines address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The Board of Directors believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. You may also access a copy of the Company’s Corporate Governance Guidelines on the “Investor Relations” section of the Company’s website at www.mypinnacle.com.

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Director Independence

     The Board has determined that each of the following directors is an “independent director” within the meaning of Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”):

Gregory L. Burns;	Colleen Conway-Welch;
Clay T. Jackson;	John E. Maupin, DDS;
Robert E. McNeilly, Jr.;	Dale W. Polley;
Linda E. Rebrovick;	James L. Shaub, II; and
Reese L. Smith, III

     During 2003, the independent directors held two meetings at which only independent directors were present. For both of the meetings, the independent directors elected Dale W. Polley to be the chairperson for the meeting.

Director Qualifications

     The Company’s Corporate Governance Guidelines contain membership criteria that apply to nominees for a position on the Company’s Board of Directors. The Company’s Board of Directors and its Human Resources, Nominating and Compensation Committee have also adopted a procedure for the evaluation of director candidates (the “Nominee Procedures”) that contain certain minimum qualifications for candidates, including those identified by the Company’s shareholders. The Company’s Corporate Governance Guidelines provide that the Human Resources, Nominating and Compensation Committee will annually review with the Board of Directors the composition of the Board of Directors as a whole and will consider with the Board of Directors the current composition of the Board of Directors in an effort to ensure that the members of the Board of Directors have a diversity of age, skills and experience in the context of the needs of the Board of Directors.

     The Nominee Procedures provide that the Human Resources, Nominating and Compensation Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the committee’s judgment:

•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	meet the minimum qualifications for directors set forth in the Corporate Governance Guidelines and fulfill the needs of the Board of Directors at that time in terms of age, diversity, experience and expertise; and

•	possess the background and demonstrated ability to contribute to the performance by the Board of Directors of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.

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     In addition to these minimum qualifications, the Human Resources, Nominating and Compensation Committee may also consider whether the candidate:

•	is of the highest ethical character and shares the core values of the Company as reflected in the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct;

•	has a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	is highly accomplished in the candidate’s field;

•	has expertise and experience that would complement the expertise and experience of other members of the Board of Directors;

•	has the ability to exercise sound business judgment; and

•	is “independent” as such term is defined by the Nasdaq Stock Market’s listing standards and the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Process for Identifying Candidates

     The Human Resources, Nominating and Compensation Committee seeks to identify potential candidates for membership on the Company’s Board of Directors through conversations with members of the Board of Directors, senior management and other members of the community served by the Company.

     The Human Resources, Nominating and Compensation Committee also considers nominees proposed by the Company’s shareholders in accordance with the provisions contained in the Company’s Bylaws. Pursuant to the Company’s Bylaws, any shareholder may nominate a person for election to the Company’s Board of Directors at the Meeting, provided that the nomination is received by the Secretary of the Company no later than March 25, 2004. Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the Securities and Exchange Commission, including the nominee’s consent to being named as a nominee and to serving as a director, if elected. Additionally, the nominating shareholder must provide his or her name and address as it appears in the stock records of the Company and the number of shares of Common Stock beneficially owned by the shareholder.

Evaluation of Candidates

     The Human Resources, Nominating and Compensation Committee will consider all candidates nominated through the processes described above. The chair of the Human Resources, Nominating and Compensation Committee will preliminarily assess a candidate’s qualifications and suitability, working with staff support and seeking input from the Board of Directors, and report such assessment as promptly as practicable to the Human Resources, Nominating and Compensation Committee members. When feasible, the chair of the Human Resources, Nominating and Compensation Committee will interview candidates whom the chair believes are likely to meet the criteria for board membership as part of the preliminary assessment process. The report may be made to the Human Resources, Nominating and Compensation Committee at a meeting of the committee or informally to each committee member between meetings.

     If it is the consensus of the committee that a candidate is likely to meet the criteria for board membership, the chair of the Human Resources, Nominating and Compensation Committee will

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advise the candidate of the committee’s preliminary interest and, if the candidate expresses sufficient interest, with the assistance of the Company’s corporate secretary’s office, will arrange interviews of the candidate with one or more members of the Human Resources, Nominating and Compensation Committee and senior management of the Company, and request such additional information from the candidate as the committee deems appropriate. The Human Resources, Nominating and Compensation Committee and senior management of the Company will consider the candidate’s qualifications, including the individual’s background, skills and abilities, and whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and the qualifications set forth in the Nominee Procedures and whether the candidate’s qualifications and characteristics fulfill the needs of the Board of Directors at that time. The Human Resources, Nominating and Compensation Committee will then confer and reach a collective assessment as to the qualifications and suitability of the candidate for membership on the Company’s Board of Directors. On the basis of its assessment, and taking into consideration input from senior management, the Human Resources, Nominating and Compensation Committee will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors.

Code of Conduct

     The Company has a code of conduct that applies to all of the Company’s associates and directors. The purpose of the code of conduct is to, among other things, provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of conduct; and accountability for adherence to the code of conduct. Each director and associate is required to read and certify annually that he or she has read, understands and will comply with the code of conduct.

     Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s chief executive officer and senior financial officers are bound by the Company’s code of conduct which contains provisions consistent with the Securities and Exchange Commission’s description of a code of ethics.

     A copy of the Company’s code of conduct can be obtained from the “Investor Relations” section of the Company’s website at www.mypinnacle.com. The Company intends to disclose any legally required amendments to, or waivers from, the code of conduct with respect to its directors and officers in accordance with the rules and regulations of the Securities and Exchange Commission and the NASD. If such disclosure is made on the Company’s website it will be located in the “Investor Relations” section of the Company’s website at www.mypinnacle.com.

Communications with Members of the Board

     The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201.

Pinnacle Financial Partners, Inc.	Page 6

Board Member Attendance at Annual Meeting

     The Company encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2003 Annual Meeting of Shareholders.

PROPOSAL #1: ELECTION OF DIRECTORS

     The Company’s Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) directors, and shall be divided into three classes, each class to be as nearly equal in number as practicable. Currently, the Company’s Board has 12 members.

     The terms for four (4) directors expire at the 2004 Meeting. These directors are Sue G. Atkinson, Gregory L. Burns, Colleen Conway-Welch and Clay T. Jackson. The nomination of these directors for their re-election to another three-year term has been approved by the Board. There are four (4) other directors whose terms expire at the 2005 annual meeting and four (4) directors whose terms expire at the 2006 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified. At each annual meeting, one class of directors is elected for a three-year term.

     Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that such shares will be voted for substitute nominee(s) as selected by the Board.

     All of the Company’s Directors also currently serve as directors of the Company’s wholly-owned subsidiary, Pinnacle National Bank (the “Bank”), Nashville, Tennessee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.

     Nominees for Election to the Board

CLASS I DIRECTORS:

Sue G. Atkinson (63)	Director since February 28, 2000
Term to expire 2004

Ms. Atkinson has been chairman of Atkinson Public Relations of Nashville, Tennessee since 1986. Ms. Atkinson was raised in Tennessee and educated at Vanderbilt University, Nashville, Tennessee, where she received a bachelor’s degree. She began her professional career as director of development for Nashville Public Television in 1971, serving until 1979. In 1979, she joined Holder Kennedy Public Relations of Nashville, and was president of that firm until founding her own public relations firm in 1986. In the area of public relations, Ms. Atkinson worked with First American Corporation from 1991 until 2000 (the year the Company was founded), and with Commerce Union/Sovran Bank/C&S Sovran from 1986 to 1991. Ms. Atkinson currently serves on the Board of Directors of the Pencil Foundation and is chair-elect. Ms. Atkinson formerly served on the Board of Directors of the Nashville Area Chamber of Commerce, the Metropolitan Nashville Convention Commission, the Nashville Symphony Association, Children’s

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Hospital of Vanderbilt University and Leadership Nashville. She has also served on the board of trustees of the Alumni Association of Vanderbilt University.

Gregory L. Burns (49)	Director since June 17, 2001
Term to expire 2004

Mr. Burns serves as chairman of the board and chief executive officer for O’Charley’s Inc. Mr. Burns joined O’Charley’s in 1983 as controller, and later held the positions of executive vice president, chief financial officer and president. Prior to joining O’Charley’s, he served as chief financial officer for the Nashville Banner Publishing Company and a senior accountant for Price Waterhouse. Mr. Burns recently served as chairman of the board of directors for Nashville Sports Council and is a board member for Vanderbilt Ingram Cancer Center, Second Harvest Food Bank, Boy Scouts of America of the Middle Tennessee Council and the University of Kentucky Business Partnership Foundation. Other civic activities have included serving as chair and board member of the American Cancer Society, as a board member of the Nashville Ballet, the Music City Bowl, and the Nashville Symphony, as well as serving as a member of the Mayor Nashville’s Tourism Working Group as a part of his involvement with the Chamber of Commerce. Mr. Burns was also inducted into the University of Kentucky Gatton College of Business and Economics Alumni Hall of Fame in 2000.

Colleen Conway-Welch (59)	Director since February 28, 2000
Term to expire 2004

Dr. Conway-Welch is the dean and holds responsibilities as the chief executive officer of the Vanderbilt University School of Nursing, Nashville, Tennessee, a position she has held since 1984. Because of her international stature as a voice for the nursing profession, Dr. Conway-Welch has been previously called on to serve on President Reagan’s 1988 Commission on HIV and the 1998 Congressional National Bipartisan Commission on the Future of Medicare, the 2002 Advisory Council to Secretary Thompson on Public Health Preparedness and the DHHS Center for Medicare and Medicaid’s Advisory Committee for Medicare Coverage and is an elected member of the Institute of Medicine at the National Academy of Science. Her professional activities include or have included serving as a member of the Board of Directors for First Union National Bank of Tennessee, Ardent Health Systems, Caremark RX, Inc. and RehabCare Group. In her community role, she has served on and chaired the Board of Directors for the Nashville Symphony, chaired the “Report Card” Committee on Nashville Schools for the Nashville Area Chamber of Commerce and is a member of the Nashville Downtown Rotary. Dr. Conway-Welch chaired the Middle Tennessee United Way annual campaign in 1999.

Clay T. Jackson (50)	Director since February 28, 2000
Term to expire 2004

Mr. Jackson is Senior Vice President, Regional Agency Manager, Tennessee for BB&T – Cooper, Love & Jackson. Mr. Jackson was the president and a principal of Cooper, Love & Jackson, Inc. prior to the September 2003 merger with BB&T and had served in this capacity since 1989. Mr. Jackson joined Cooper, Love & Jackson in 1976 after graduating from Washington & Lee University. He obtained his Chartered Property and Casualty Underwriter (CPCU) designation in 1983 and also holds his CPD, which is the Continuing Professional Development Designation from the Society of CPCU. Mr. Jackson is the past president of the Middle Tennessee Chapter of the Society of CPCU. He served as

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President of the Insurors of Nashville in 1989, named “Insuror of the Year” in 1993, and currently serves on the Insurors of Tennessee Board of Directors. The National Association of Insurance Women presented their “Insurance Executive of the Year” Partner Award to Mr. Jackson in 1990. He served as Chairman of USF&G’s National Agency Council in 1997 and also served on the USF&G Board of Directors. He currently serves on the Boards of Montgomery Bell Academy and Leadership Nashville. He is active in the Nashville community with the Nashville Rotary Club, the Nashville Committee on Foreign Relations and has served as president of the Nashville Humane Society, as a member of Partnership 2000 Committee for the Nashville Area Chamber of Commerce, a board member for the Nashville Institute for the Arts, the Nashville Ballet and the Alumni Board of Washington & Lee University. Mr. Jackson is a Nashville native and life long member of St. George’s Episcopal Church.

Continuing Directors Until 2005 Meeting

CLASS II DIRECTORS:

John E. Maupin, Jr., D.D.S. (57)	Director since March 28, 2000
Term to expire 2005

Dr. Maupin is president and chief executive officer of Meharry Medical College, a position he has held since 1994. Located in Nashville, Tennessee, Meharry is one of the nation’s largest private minority institutions exclusively dedicated to the education of health care professionals and biomedical scientists. Dr. Maupin came to Meharry from the Morehouse School of Medicine in Atlanta, Georgia, where he served as executive vice president (chief operating officer) from 1989 to 1994. Before joining Morehouse, he was chief executive officer of Southside Healthcare, Inc., from 1987 to 1989 and prior to that Deputy Commissioner of Health, Baltimore City Health Department (1981-1987). Dr. Maupin has served as president of the National Dental Association, and has served on several national professional advisory groups. Currently, he serves as a member of the National Committee of Foreign Medical Education Accreditation for the U.S. Department of Education; National Advisory Research Resources Council, National Institutes of Health; and the Board of Overseers of the Vanderbilt-Ingram Cancer Center. Dr. Maupin is also active in the Nashville community as chairman of the board of the North Nashville Community Development Corporation, and a board member of the Community Foundation of Middle Tennessee and the Nashville Area Chamber of Commerce. He currently serves on the Board of Directors of LifePoint Hospitals, Inc., VALIC Companies I and II of American International Group Inc.

Robert A. McCabe, Jr. (53)	Director since February 28, 2000
Term to expire 2005

Mr. McCabe began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976. From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe joined First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief

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operating officer for First American’s east Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American’s Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation.

In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999. In addition to his banking experience with First American, Mr. McCabe serves as a director of SSC Service Solutions of Knoxville, Tennessee and National Health Investors of Murfreesboro, Tennessee.

Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville, Leadership Nashville and Nucleus Knoxville. He is a member of the World President’s Organization, Chief Executives Organization and serves as a trustee for both The Ensworth School and Cheekwood Associates. In addition, Mr. McCabe is president of the Middle Tennessee Boy Scouts Council. He also serves on the boards of the Nashville Area Chamber of Commerce, Nashville Downtown Partnership, the Nashville Symphony, and Friends of Warner Parks.

Robert E. McNeilly, Jr. (71)	Director since February 28, 2000
Term to expire 2005

Mr. McNeilly is a retired banker, and is currently a board member of the Ragland Corporation, a privately-owned, real estate holding company and Enco Materials, Inc., a private supplier to the construction industry. From 1993 to 1996, Mr. McNeilly served as president of First American Trust Company, Nashville, Tennessee, and from 1986 to 1993, as the chairman of First American Bank of Nashville. Prior to 1986, Mr. McNeilly was involved in the printing industry for 29 years where he held various management positions. He has lived and worked in Nashville most of his life, and has held many key civic leadership roles including chairman of the Nashville Area Chamber of Commerce, the Nashville United Way campaign, and president of the Canby Robinson Society of the Vanderbilt Medical Center. Mr. McNeilly is the chairman of the Metropolitan Action Commission and a board member of Montgomery Bell Academy, the Leah Rose Residence, Tennessee Performing Arts Foundation and United Way’s Community Building Initiative.

Linda E. Rebrovick (48)	Director since June 17, 2001
Term to expire 2005

Ms. Rebrovick was one of 12 organizers of Pinnacle Financial Partners. She currently serves as executive vice president and chief marketing officer of BearingPoint. Ms. Rebrovick was previously executive vice president of HealthCare Consulting, KPMG Consulting and national managing partner, KPMG LLP’s HealthCare Consulting Practice. Ms. Rebrovick was elected to the KPMG LLP board of directors and she served as the chair of the board process and evaluation committee. She joined KPMG, LLP in January, 1994, as the regional managing partner, southeast region. She has 22 years of experience in consulting, including work for IBM as the business unit executive for its Tennessee Consulting & Systems Integration Services. Ms. Rebrovick spent 16 years in various sales, management and executive positions at IBM. Ms. Rebrovick has been recognized as one of Auburn University’s top 400 women graduates in the past 100

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years. She is a graduate of Leadership Nashville. Ms. Rebrovick has been a leader in the Nashville community serving on the Board of Directors of the United Way of Middle Tennessee for the past seven years and was the co-chair of the 2002 Alexis de Tocqueville initiative. Since 2001, she has served as a member of the board of directors of HealthStream, Inc.

Continuing Directors Until 2006 Meeting

CLASS III DIRECTORS:

Dale W. Polley (54)	Director since February 28, 2000
Term to expire 2006

Mr. Polley retired as a vice chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. In the nine years preceding these positions, Mr. Polley served in various executive management positions at First American, which included serving as its president from 1997 to 1999. Before joining First American in 1991, Mr. Polley was group executive vice president and treasurer for C&S/Sovran Corporation, and held various positions within Sovran before its merger with C&S. Mr. Polley joined Sovran from Commerce Union Bank of Nashville where he was its executive vice president and chief financial officer.

Mr. Polley serves on the boards of directors of O’Charley’s Inc., Nashville Sports Council, Music City Bowl (currently Chairman elect), T.J. Martell Foundation, St. Thomas Health Services Foundation (currently Treasurer), Brentwood United Methodist Church Foundation and Vanderbilt-Ingram Cancer Center. Additionally, he has formerly served on the boards of directors of the Federal Reserve Bank of Atlanta (Nashville branch), the American Cancer Society, the American Heart Association, the Pencil Foundation, YMCA, and the United Way, where he served as chairman of the board and chairman of the community’s 1995 fundraising campaign. Mr. Polley has also served as president of the Nashville Club for the University of Kentucky Alumni Association. In 2001, Mr. Polley served as the chairman of the steering committee for the Nashville Sports Council’s hosting of the 2001 SEC Men’s Basketball Tournament. Mr. Polley is a member of Leadership Nashville, Tennessee Society of Certified Public Accountants and the Financial Executives Institute.

James L. Shaub, II (46)	Director since February 28, 2000
Term to expire 2006

Mr. Shaub is president and chief executive officer of Southeast Waffles, LLC, a multi-state Waffle House franchise based in Nashville. Mr. Shaub is a graduate of Vanderbilt University where he received a bachelor’s degree in economics. Before his career as a restaurateur, Mr. Shaub was vice president of NationsBank of Tennessee, formerly Commerce Union Bank. He has been very active in Nashville civic affairs, serving as a board member of the Cumberland Science Museum and Grassmere Wildlife Park and as president of the Nashville Child Center.

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Reese L. Smith, III (56)	Director since February 28, 2000
Term to expire 2006

Mr. Smith is president of Haury & Smith Contractors, Inc., a real estate development and home building firm. He is a native Tennessean, and has operated this business in the Nashville area since his graduation from the University of Tennessee at Martin in 1970. From 1996 to 1999, Mr. Smith served as a board member of First Union National Bank of Nashville, and was a founder and director of Brentwood National Bank from its inception in 1991 to 1996. Mr. Smith serves on the Tennessee State Board for Licensing Contractors. He previously served as a trustee of Brentwood Academy. Currently, Mr. Smith serves as a senior life national director of the National Association of Home Builders and is a trustee of Forest Hills United Methodist Church, Martin Methodist College and Battle Ground Academy.

M. Terry Turner (49)	Director since February 28, 2000
Term to expire 2006

Mr. Turner is president and chief executive officer of the Company and the Bank. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor’s degree in Industrial Management in 1976. Following his graduation, Mr. Turner worked for Arthur Andersen & Company as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions, including senior vice president of the bank’s commercial division. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner’s banking career at First American in Nashville covered 14 years, and entailed executive level responsibilities for almost all aspects of its banking and investment operations.

During Mr. Turner’s tenure in Nashville, he has served as an advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation, member of the board of trustees of Belmont University and the executive committee of the Nashville Credit Bureau. Mr. Turner currently serves as chair-elect of the Nashville Sports Council and is on the board of trustees for Brentwood Academy. Mr. Turner is an active member in the Young President’s Organization and is also a member of numerous local clubs and organizations including Leadership Nashville.

MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended December 31, 2003, the Board of Directors of the Company held eleven meetings. All incumbent directors attended at least 75% of the total number of meetings of the Company’s Board of Directors and committees of the Board on which he or she serves, except for Dr. Maupin who attended 69% of these meetings and Mr. Smith who attended 74% of these meetings.

     In accordance with the Company’s Corporate Governance Guidelines, the Company’s Board has established the committees described below. The members of each committee are the same for the Company and the Bank and are as identified below.

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EXECUTIVE COMMITTEE. The members of the Executive Committee are M. Terry Turner, Robert A. McCabe, Jr., Gregory L. Burns, Dale W. Polley, and Robert E. McNeilly, Jr. Under the Company’s Bylaws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee recommends to the Board of Directors all major policies and procedures pertaining to loan policy. Additionally, the Executive Committee has overall responsibility for asset liability management strategy of the Company and the Bank. The Executive Committee held twelve meetings in 2003.

AUDIT COMMITTEE. The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Dale W. Polley, Clay T. Jackson, Robert E. McNeilly, Jr., James L. Shaub, II and Linda E. Rebrovick. The Audit Committee’s responsibilities are set forth in a written charter that has been adopted by the Board. On February 17, 2004, the Board approved certain amendments to the Audit Committee charter. A copy of this charter, as amended and restated, is attached to this proxy statement as Appendix B. The Audit Committee’s charter provides that the Audit Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Audit Committee shall be considered independent if they have no relationship to the Company which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All members of the Audit Committee are independent within the NASD’s listing standards. The Audit Committee charter also provides that the members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows. Additionally, the Audit Committee charter requires that the Audit Committee have at least one (1) member who has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in the individual’s financial sophistication. The Company believes that the members of the Audit Committee meet these requirements Additionally, the rules and the regulations of the Securities and Exchange Commission require the Company to disclose whether it has an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B promulgated by the Securities and Exchange Commission. The Company’s Board has determined that Dale W. Polley is an “audit committee financial expert” as that term is defined in Item 401(e) of Regulation S-B promulgated by the Securities and Exchange Commission and that he is “independent” as defined by the rules and regulations of the Securities and Exchange Commission. The primary functions of the Audit Committee consist of:

a.	Ensuring that the affairs of the Company are subject to effective internal and external independent audits and control procedures,

b.	Approving the selection of internal and external independent auditors annually,

c.	Reviewing all Forms 10-KSB and Forms 10-QSB, prior to their filing with the Securities and Exchange Commission, and reviewing the

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corresponding Chief Executive Officer and Chief Financial Officer certifications of these reports.

d.	Preparing an annual report for inclusion in the Company’s proxy statement disclosing that the Committee has discussed the annual audited financial statements with management and the independent auditors and, based on these discussions, recommended whether such financial statements should be included in the Company’s annual report filed with the SEC.

Company management, internal and external auditors, independent loan reviewers, compliance consultants and the Company’s General Counsel may attend each meeting or portions thereof as required by the Committee. The Audit Committee held eight meetings in 2003.

COMMUNITY AFFAIRS COMMITTEE. The members of the Community Affairs Committee are Sue G. Atkinson, Colleen Conway-Welch, Clay T. Jackson, John E. Maupin, Jr., and Robert E. McNeilly, Jr. The Community Affairs Committee evaluates overall community relations including public affairs and advertising. The Community Affairs Committee establishes the Bank’s community development program, and assesses and works to ensure compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act. Additionally, this committee oversees the Bank’s corporate contribution program. The Community Affairs Committee held two meetings in 2003.

HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE. The members of the Human Resources, Nominating and Compensation Committee are Gregory L. Burns, John E. Maupin, Jr., James L. Shaub, II and Reese L. Smith, III. The Human Resources, Nominating and Compensation Committee’s responsibilities are set forth in a written charter which has been approved by the Board of Directors. A copy of this charter is attached to this proxy statement as Appendix C and is available on the “Investor Relations” section of the Company’s website at www.mypinnacle.com

The Human Resources, Nominating and Compensation Committee’s charter provides that the Human Resources, Nominating and Compensation Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Human Resources, Nominating and Compensation Committee shall be considered independent if they have no relationship to the Company which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All members of the Human Resources, Nominating and Compensation Committee are independent within the meaning of the NASD’s listing standards.

The Human Resources, Nominating and Compensation Committee establishes or approves all policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, the Company’s 401(k) plan and employee stock incentive plans. Additionally, this committee evaluates the performance of the Chief Executive Officer annually. This committee is also responsible for nominating individuals

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for expired or otherwise vacant Board of Directors’ seats. As discussed above, the Human Resources, Nominating and Compensation Committee and the Board have established the Nominee Procedures the committee shall follow in evaluating director candidates, including candidates submitted by the Company’s shareholders. The Human Resources, Nominating and Compensation Committee recommends nominees to the Board for approval and election for inclusion in the proxy statement. The Human Resources, Nominating and Compensation Committee held three meetings in 2003.

DIRECTOR COMPENSATION

     During 2003, directors of the Company received $850 for each board meeting attended and $350 for each committee meeting attended. Committee chairpersons received a quarterly fee as set forth below except for those quarters in which there was more than one meeting, in which case the chairperson received the quarterly fee and the $350 meeting fee for each additional meeting. The quarterly fee for the chairperson of each committee was as follows: Audit Committee - $750 per quarter; Community Affairs Committee - $250 per quarter; and Human Resources, Nominating and Compensation Committee - $250 per quarter. Additionally, directors only receive 75% of the meeting fee if they do not attend the meeting in person but rather participate by teleconference.

     For 2004, directors will receive $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition, each committee chairperson will receive a quarterly fee as follows: Audit Committee - $1,250 per quarter; Community Affairs Committee - $625 per quarter; and Human Resources, Nominating and Compensation Committee - $625 per quarter.

     Directors of the Company who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank. Additionally, directors do not receive separate compensation for serving on the Bank’s Board of Directors.

* * * * *

PROPOSAL #2: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED
CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF CAPITAL STOCK FROM 20,000,000 TO 30,000,000

     The Company’s Amended and Restated Charter currently authorizes the issuance of 20,000,000 shares of capital stock, with 10,000,000 shares reserved for Common Stock and 10,000,000 shares reserved for Preferred Stock. As of December 31, 2003, 3,692,053 shares of Common Stock were issued and outstanding, 520,000 shares of Common Stock were reserved for issuance under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) and 203,000 shares of Common Stock were reserved for issuance upon the exercise of warrants granted to the Company’s founders. Additionally, the Company proposes to reserve 269,680 shares of Common Stock (including 19,680 shares previously reserved for issuance under the 2000 Plan) under the Company’s 2004 Equity Incentive Plan. On January 20, 2004, the Board unanimously approved and adopted, subject to shareholder approval, a proposed amendment to the Company’s Amended and Restated Charter, providing for an increase in the authorized number of shares of capital stock from 20,000,000 to 30,000,000 with 20,000,000 shares reserved for Common Stock and 10,000,000 shares reserved for Preferred Stock. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the amendment to the Company’s Amended and Restated Charter.

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     If this proposal is approved by the Company’s shareholders at the Meeting, the amendment to the Amended and Restated Charter will become effective upon the filing of Articles of Amendment with the Secretary of State of Tennessee, which filing is expected to take place shortly after the Meeting. The Board believes that it is in the best interests of the Company and all of its shareholders to amend the Amended and Restated Charter.

     Except as set forth below, the relative rights of the holders of Common Stock under the Amended and Restated Charter would remain unchanged. Paragraph (a) of Article 2 of the Amended and Restated Charter, as amended by the proposed amendment, is set forth below:

“(a) The total number of shares of capital stock which the Corporation is authorized to issue is thirty million (30,000,000) shares, divided into twenty million (20,000,000) shares of common stock, $1.00 par value (the “Common Stock”), and ten million (10,000,000) shares of preferred stock no par value (the “Preferred Stock”).”

     The Board believes that with the current level of authorized capital stock, the Company is constrained in its ability to pursue strategies intended to support its planned growth and to enhance shareholder value. The Board considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Company the necessary flexibility to issue Common Stock in connection with stock dividends and splits, equity financings and for other general corporate purposes. The Company currently has no oral or written plans, arrangements or understandings for the issuance of the additional shares of Common Stock to be authorized pursuant to this proposal.

     The amendment to the Company’s Amended and Restated Charter will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if this amendment to the Company’s Amended and Restated Charter is adopted by the shareholders, the Board will have authority to issue the additional shares of Common Stock from time to time without further action on the part of shareholders except as may be required by applicable law or by the rules of any stock exchange or market on which the Company’s securities may then be listed or authorized for quotation. For example, The Nasdaq Stock Market, on which the Common Stock is authorized for quotation, currently requires shareholder approval as a prerequisite to listing shares in several instances, including in connection with acquisitions where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding by 20% or more.

     The additional number of authorized shares could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the Board of Directors. Shareholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CHARTER.

* * * * *

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PROPOSAL #3: ADOPTION OF THE PINNACLE FINANCIAL PARTNERS, INC.
2004 EQUITY INCENTIVE PLAN

     Shareholders are being asked to approve the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”) to replace the 2000 Plan. The purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things:

(i)	Attracting and retaining associates through the utilization of broad-based incentive plans such as the Equity Incentive Plan;

(ii)	Motivating such individuals by means of performance-related incentives to achieve long-range performance goals;

(iii)	Enabling such individuals to participate in the long-term growth and financial success of the Company;

(iv)	Encouraging ownership of stock in the Company by such individuals; and

(v)	Linking their compensation to the long-term interests of the Company and its shareholders.

     Because awards under the Equity Incentive Plan are at the discretion of the Human Resources, Nominating and Compensation Committee (the “Committee”) the benefits that will be awarded under the Equity Incentive Plan to the Named Executive Officers or the Company’s other executive officers cannot be determined at this time.

     To date, the Company has awarded stock options pursuant to the 2000 Plan under a broad-based framework whereby all employees have received stock option awards. The Company wishes to continue these broad-based awards and the Committee believes the structure of the Equity Incentive Plan is appropriate for that purpose. The Committee has also considered the current discussion among the accounting rule-making bodies concerning the expensing of stock options. The proposed Equity Incentive Plan provides a flexible solution to the Committee for long-term incentives to employees including stock options, stock appreciation rights, restricted shares and units, performance shares and performance units. At such time as the discussion over expensing of stock options has concluded, the Committee will have the flexibility under the Equity Incentive Plan to select the best long-term incentive alternative for the Company and its shareholders.

     If shareholder approval of the Equity Incentive Plan is received at the Meeting, no further awards will be granted under the 2000 Plan. The Equity Incentive Plan will be effective as of April 20, 2004, provided it has been approved by the Company’s shareholders. No new awards will be granted under the Equity Incentive Plan after the tenth (10th) anniversary of its effective date.

     If approved by the Company’s shareholders, the Equity Incentive Plan would set aside for issuance 269,680 shares of Common Stock. This includes a new allocation of 250,000 shares plus 19,680 shares which represent the unissued shares carried over from the 2000 Plan. These shares of Common Stock represent 7.3% of the Company’s total number of shares of Common Stock outstanding as of March 1, 2004.

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     As described in more detail below, the Equity Incentive Plan contains the following provisions:

•	The Equity Incentive Plan prohibits the Committee from amending the terms of previously granted options to reduce the exercise price or canceling a previously granted option and substituting another option with a lower exercise price. The Company has never repriced any of its options.

•	The Equity Incentive Plan provides that any options granted under the Equity Incentive Plan, other than Substitute Awards (as defined herein), may not be granted at less than the fair market value of the Common Stock on the date of grant.

•	The Equity Incentive Plan limits to 50,000 the maximum number of shares with respect to which all performance awards may be granted to a Covered Officer (as defined in the Equity Incentive Plan) in each year of the performance period and to five times the Covered Officer’s annual salary the maximum amount of any award to such an employee that may be settled in cash in each year of the performance period.

     The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached hereto as Appendix D and incorporated herein by reference.

Shares Available for Awards under the Plan

     Under the Equity Incentive Plan, awards may be made in Common Stock. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the Equity Incentive Plan is 269,680 (which includes 19,680 shares under the 2000 Plan that were authorized but not granted). The maximum number of shares with respect to which awards may be granted under the Equity Incentive Plan shall be increased by the number of shares with respect to which options were granted under the 2000 Plan as of the effective date of this Equity Incentive Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 2000 Plan after the effective date of this Equity Incentive Plan.

     Shares of Common Stock subject to an award under the Equity Incentive Plan or the 2000 Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of Common Stock to the participant, including, with respect to the Equity Incentive Plan, shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Equity Incentive Plan. Shares of Common Stock issued under the Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) do not reduce the number of shares available for awards under the Equity Incentive Plan.

     In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or SARs in any calendar year that relate to more than 50,000 shares of Common Stock, subject to adjustment in certain circumstances.

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     With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Committee in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration

     Associates of the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of March 1, 2004, all employees had been granted awards under the 2000 Plan and would be eligible to participate in the Equity Incentive Plan. The Committee will administer the Equity Incentive Plan and will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.

Stock Options and Stock Appreciation Rights

     The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option, which SARs may be settled in cash or Common Stock, as the Committee may determine. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

Restricted Shares and Restricted Share Units

     The Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. Except as provided in the Equity Incentive Plan, none of the restricted

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shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

     Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

Performance Share and Performance Unit Awards

     A performance share award consists of a right to receive shares of Common Stock upon the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time as the Committee shall determine. Performance share awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Absent a determination by the Committee to the contrary, a participant’s rights to any performance share award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

     A performance unit award consists of a right that is (i) denominated in cash, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Performance unit awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Absent a determination by the Committee to the contrary, a participant’s rights to any performance unit award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

     Performance share and performance unit awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Performance goals will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings or book value per share; (b) net income; (c) return on equity, assets, capital, capital employed or investments; (d) earnings before interest, taxes, depreciation and/or amortization; (e) operating income or profit; (f) operating efficiencies; (g) the ratio of criticized/classified loans to capital; (h) allowance for loan losses; (i) the ratio of non-performing loans to total loans; (j) the ratio of past due loans greater than 90 days and non-accruals to total loans; (k) the ratio of net charge-offs to average loans; (l) after tax operating income; (m) cash flows; (n) total revenues or revenues per employee; (o) stock price or total shareholder return; (p) growth in deposits; (q) dividends; or (r) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

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     To the extent necessary to comply with Section 162(m), with respect to grants of performance share, performance unit and other performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan in each year of the performance period is 50,000 and the maximum amount of any award settled in cash is $1,000,000 in each year of the performance period.

Other Stock-Based Awards

     The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.

Termination of Employment

     The Committee will determine the terms and conditions that apply to any award upon a Termination of Service (as defined in the Equity Incentive Plan) with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control

     All outstanding awards vest, become immediately exercisable or payable or have all restrictions lifted immediately upon a Change in Control (as defined in the Equity Incentive Plan) but only if, and to the extent, determined by the Committee at or after grant. See Appendix D attached hereto.

Amendment and Termination

     The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a

Pinnacle Financial Partners, Inc.	Page 21

lower exercise price per share than the cancelled options. The Committee also may not adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards

     The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered or transferred except (i) by will or by the laws of descent and distribution; (ii) to a member of the participant’s immediate family or a trust for the benefit of an immediate family member; (iii) to a partnership of which the only partners are members of the participant’s immediate family; or (iv) as permitted by the Committee in its discretion. Incentive stock options may not be pledged or otherwise encumbered or transferred except by will or by the laws of descent and distribution.

Certain Federal Income Tax Consequences

     The following is a brief description of the current federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR, a restricted share award, a performance share award or a performance unit award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

     If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

Pinnacle Financial Partners, Inc.	Page 22

     Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted stock or performance shares, the participant will recognize ordinary income on the fair market value of the Common Stock at the time such shares of become vested as a result of the restrictions lapsing with respect to restricted shares or the achievement of the performance goals with respect to performance shares unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made).

     Payments made under performance awards settled in cash are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

     Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards, including performance share awards and performance unit awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

     The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PINNACLE FINANCIAL PARTNERS, INC. 2004 EQUITY INCENTIVE PLAN.

Pinnacle Financial Partners, Inc.	Page 23

     The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2003:

Number of Shares
Remaining
		Weighted	Available for Future
	Number of Shares	Average	Issuance Under
	to be Issued upon	Exercise	Equity
	Exercise of	Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Shares
	Options and	Options and	Reflected in First
Plan Category	Warrants	Warrants	Column)

Equity compensation plans approved by shareholders – 2000 Stock Incentive Plan	453,700	$10.78	66,300
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	453,700	$10.78	66,300

*****

PROPOSAL #4: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of KPMG, LLP to serve as auditors for the Company for the fiscal year ending December 31, 2004. The firm of KPMG, LLP has served as the Company’s auditors since 2002. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

* * * * *

Pinnacle Financial Partners, Inc.	Page 24

EXECUTIVE MANAGEMENT INFORMATION

     The following table shows for the Named Executive and other executive officers of the Company and the Bank: (a) his or her name, (b) his or her age, (c) how long he or she has been an officer, and (d) his or her position.

		Officer
Name	Age	Since	Position with Company and Bank

Named Executive Officers:
M. Terry Turner	49	2000	President and Chief Executive Officer
Robert A. McCabe, Jr.	53	2000	Chairman of the Board
Hugh M. Queener	48	2000	EVP and Chief Administrative Officer
James E. White	51	2000	EVP and Senior Lending Officer
Charles B. McMahan	57	2003	EVP and Senior Credit Officer
Other Executive Officers:
Joanne B. Jackson	46	2000	EVP and Client Services Group Manager
Harold R. Carpenter, Jr.	45	2000	SVP and Chief Financial Officer

     Mr. Turner was employed by First American National Bank serving in various capacities from 1979 to 1999. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation.

     Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.

     Mr. Queener was employed by AmSouth Bancorporation from 1999 to 2000 serving as an Executive Vice President in the consumer banking group in Nashville. Prior to the merger with AmSouth, Mr. Queener was employed by First American National Bank from 1987 to 1999 serving most recently as executive vice president in charge of retail lending from 1987 to 1999. Prior to his employment at First American, Mr. Queener was employed with The Kirchman Corporation from 1986 to 1987 and served as senior vice president for client service, installations and software development and support.

     Mr. White was employed by AmSouth Bancorporation from 1999 to 2000 serving as Executive Vice President – Group Sales Manager for the private banking group in Nashville. Prior to First American National Bank’s merger with AmSouth, Mr. White was employed by First American National Bank from 1991 to 1999 serving in a variety of roles in the commercial and private banking areas, including private banking group manager in 1998 and 1999 and president of the middle region of Tennessee in 1997 and 1998.

     Mr. McMahan was employed by AmSouth Bancorporation from 1999 to 2002 as Senior Vice President – State Senior Credit Officer for Tennessee and Louisiana based in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. McMahan was employed in a variety of roles from 1974 to 1999 at First American National Bank in the commercial and consumer lending areas and, ultimately, was promoted to Executive Vice President – Credit Administration. Mr. McMahan is also a certified public accountant.

     Ms. Jackson was employed by AmSouth Bancorporation from 1999 to 2000 as the business banking team leader in Nashville, Tennessee. Prior to the merger with AmSouth, Ms. Jackson was employed as a senior vice president at First American National Bank from 1994 to 1999 serving in a variety of roles focusing on the small business market.

Pinnacle Financial Partners, Inc.	Page 25

     Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 as a senior vice president in the finance group in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. Carpenter was employed by First American Corporation as senior vice president from 1994 to 1999 serving most recently as the financial manager for the Tennessee, Mississippi and Louisiana areas. Mr. Carpenter was employed by the national accounting firm, KPMG LLP, from 1982 to 1994.

REPORT OF THE
HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Introduction

     The duties and responsibilities of the Human Resources, Nominating and Compensation Committee (the “Committee”) include overseeing the Company’s overall compensation structure, policies, and programs, identifying and assessing progress with respect to performance goals and objectives relevant to the compensation of the Chief Executive Officer and other members of senior management, and establishing all compensation for the Chief Executive Officer.

Compensation Philosophy

     Pinnacle’s executive compensation philosophy includes the following principles:

•	A comprehensive compensation package should take into account all forms of compensation to include salary, incentive, other compensation and perquisites;

•	Compensation should be competitive with national and local norms;

•	Compensation should include significant upside potential and downside risk; and

•	Incentives should ensure excellent short-term, mid-term and long-term results.

Measuring Performance

     The Board of Directors has established a strategic framework consisting of 20 financial and other measures in the critically important areas of soundness, profitability, growth and market effectiveness. The Board of Directors has established long-term targets and annual targets for the current and next two years for each of these performance measures. These targets include measurements which are widely known in the banking industry as well as several internally-developed benchmarks as follows:

     Soundness

Criticized/classified assets to capital	Allowance for loan losses to total loans
Nonperforming loans to total loans	Past due loans > 90 days
Net charged-off loans to average loans	Tier 1 leverage ratio
Total risk based capital ratio	Net noncore funding dependency

     Profitability

Return on average assets	Return on average equity
Fully-diluted earnings per share	Efficiency ratio
Total noninterest income to total revenues	Net interest margin

Pinnacle Financial Partners, Inc.	Page 26

     Growth

Growth in earnings per share year over year	Growth in deposits year over year

     Market Effectiveness

Market share	Internal client service index
Internal operational quality index	Associate retention rates

     The key performance measures noted above are integral parts of the Company’s strategic planning efforts. Annually, these measurements are reviewed and, in some cases, modified by the Board before final adoption by the Board. These measurements provide a basis for making qualitative judgments about performance and its implication on compensation and incentive awards.

Components of Executive Compensation

     The three primary components of executive compensation are:

•	Base Salary

•	Annual Cash Incentive Plan

•	Stock and Other Long-term Incentive Plans

Base Salary - Base salary is designed to provide reasonable levels of compensation to the executive. Salaries for top executives are reviewed annually and are based on:

•	Job scope and responsibilities;

•	Corporate, business unit, and individual performance;

•	Competitive salaries for similar positions; and

•	Other factors.

Annual Cash Incentive Plan - All non-commissioned employees of the Company are eligible for participation in the annual cash incentive plan at various levels ranging from 10% of base salary to 50% of base salary. The Committee is responsible for administering the annual cash incentive plan. For the Named Executive Officers and other executive officers, the annual cash incentive plan ranges from 30 – 50% of the officer’s base salary compensation and is completely at risk if minimum performance thresholds are not met. For all employees, the award is based on achieving the Company’s annual earnings targets and clearing various soundness thresholds. Additionally, all associates must be rated at least “meets expectations” against their individual goals and objectives to receive any payouts under the annual cash incentive plan. In 2003, the Company achieved its earnings and soundness thresholds and awarded its Named Executive Officers and other executive officers an award which approximated their individual targeted cash incentive award.

Stock and Other Long-term Incentive Plans - Equity-based, long-term compensation programs link the interests of senior management, both individually and as a team, to the long-term interests of stockholders as follows:

•	Certain Named Executive Officers received stock option awards during 2003 after the Committee considered the stock option holdings of these officers in relation to other associates in the Company. All stock options vest over an extended period and have value only to the extent that the Company’s common stock price increases over the grant

Pinnacle Financial Partners, Inc.	Page 27

price during the exercise period. This compensation is totally at risk in the event that the stock price does not increase. The more shareholder value that is created, the greater the compensation to the executives.

•	The Committee anticipates that if the Equity Incentive Plan is approved by the shareholders at the Meeting, the Committee may adopt a three-year performance plan for awards to certain senior executives. The Committee anticipates that these performance awards would vest only to the extent that key annual performance targets (e.g., soundness, earnings) are achieved. This compensation would be totally at risk as it would be based on actual achievement of term performance targets. Therefore, the incentive is only earned if senior management effectively manages the firm to achieve sustained longer-term performance.

Chief Executive Officer Compensation

     The 2003 Chief Executive Officer compensation package contemplated total compensation at approximately the 75th percentile of a national benchmark for similarly-situated banks. Based on ongoing performance requirements as well as performance to date, the Committee believes compensation should be above the average of the comparable benchmark range. The basis of this conclusion is:

•	Actual key performance measurements for the Company since inception are well in excess of those adopted by the Board during past strategic planning cycles.

•	Performance measurements for the Company since inception are in excess of all local banks and virtually all banks on a national basis at similar stages of development. Actual performance during the first three years has been substantially in excess of industry averages.

•	The Committee believes one of the Company’s strengths is the experience level of its top management and that retaining these experienced members of management is a significant factor in whether the Company will continue to achieve its performance goals.

     The Committee has concluded that approximately 44% of President and Chief Executive Officer’s compensation for 2003 was considered at risk through incentive awards that depend on achievement of performance thresholds and through stock options that depend on stock price appreciation over the longer-term. Consequently, had performance targets not be achieved and the stock price not appreciated, the President and Chief Executive Officer’s compensation would have been below average for presidents and chief executive officers of similarly sized, publicly held banks. Therefore, the mix of fixed versus “at-risk” pay seems appropriate to the Committee.

Pinnacle Financial Partners, Inc.	Page 28

Summary

     The Committee believes this mix of market-based salaries, potentially significant variable cash incentives associated with annual and long-term performance and the potential for equity ownership in the Company represents a balance that will attract and retain high quality, experienced, management and motivate the management team to produce strong returns and accomplish multi-year performance objectives. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on shareholder value creation.

Gregory L. Burns, Chairman
John R. Maupin, Jr., Member
James L. Shaub, II, Member
Reese L. Smith, III, Member

     The foregoing report of the Human Resources, Nominating and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

* * * * *

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the monthly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the NASDAQ Market Index and a customized index created by SNL Financial of Southeastern United States banks with assets of $500 million to $1 billion for the period commencing on August 17, 2000 (the date of the Company’s initial public offering of Common Stock) and ending December 31, 2003 (the “Measuring Period”). The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on August 17, 2000. The change in cumulative total return is measured by dividing the change in share price between the beginning and end of the Measuring Period by the share price at the beginning of the Measuring Period. As the Company paid no cash dividends, the impact of dividends is not applicable to the Company’s total return. However, cash dividends may impact the cumulative returns of the two indices.

Pinnacle Financial Partners, Inc.	Page 29

Cumulative Total Returns (*)
Comparison of

PINNACLE FINANCIAL PARTNERS, INC.
NASDAQ NATIONAL STOCK MARKET (US) INDEX
SNL SOUTHEAST BANKS with ASSETS of $500 MILLION to $1 BILLION (#)

(*)	Assumes $100 invested on August 17, 2000 in Pinnacle Financial Partners, Inc. Common Stock (“PNFP”) and the two indexes noted above. Additionally, PNFP has traded on the NASDAQ National Market since August 14, 2002. From May 28, 2002 to August 13, 2002, PNFP was traded on the NASDAQ SmallCap Market. Prior to May 28, 2002, PNFP was traded on the OTC Bulletin Board.

(#)	SNL Southeast Banks with assets of $500 million to $1 billion is a customized index consisting of 40 publicly-traded banking institutions headquartered in eight states in the southeastern United States. SNL Financial is a financial research firm focused on banking and other industries located in Charlottesville, Virginia.

Cumulative Total Return of $100.00 initial investment on August 17, 2000

	Aug 17,	December 31,

	2000	2000	2001	2002	2003

Pinnacle Financial Partners, Inc.	100.00	60.00	102.50	129.10	235.00
NASDAQ National Market (US) Index	100.00	62.69	49.49	33.89	50.84
SNL Southeast Banks with assets of $500 million to $1 Billion	100.00	94.64	116.83	145.97	213.73

* * * * *

Pinnacle Financial Partners, Inc.	Page 30

COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities of the Chief Executive Officer and the other four most highly compensated executive officers of the Company whose salary and bonus payment exceeded $100,000 (collectively, “Named Executive Officers”) for the years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

		Annual Compensation			Long-term Compensation

Named Executive Officer		Salary	Bonus	All Other	Number of Securities
Principal Position	Year	($)	($)	Compensation ($)	Underlying Options

M. Terry Turner, Chief Executive Officer	2003	$235,000	$113,500	—	12,500
	2002	220,000	73,333	—	22,500
	2001	220,000	—	—	7,500
Robert A. McCabe, Jr., Chairman	2003	$232,500	$112,250	—	11,000
	2002	220,000	73,333	—	22,500
	2001	220,000	—	—	7,500
Hugh M. Queener, Chief Administrative Officer	2003	$173,625	$65,600	—	9,500
	2002	160,000	42,667	—	13,500
	2001	160,000	—	—	4,500
James E. White, Senior Lending Officer	2003	$150,000	$45,000	—	—
	2002	145,600	29,120	—	7,000
	2001	140,000	—	—	3,500
Charles B. McMahan, Senior Credit Officer	2003	$136,833	$42,000	—	2,500

     We believe that bonuses are a valuable tool in motivating an employee base that is focused on providing our customers effective financial advice and increasing shareholder value. As a result, substantially all of our employees are eligible for variable pay (bonus) incentives. We believe this differentiates us from many other financial institutions. These incentives are awarded pursuant to an annual plan approved by the Human Resources, Nominating and Compensation Committee of the Board of Directors. This plan requires the Company to achieve certain financial goals for the calendar year in order for a payment of any annual award to any employee. These financial goals include a limitation as to the maximum level of criticized assets and the achievement of a certain level of earnings. Each employee who is eligible for an award is given a target of 10% to 50% of their base pay at the beginning of the year. This percentage increases or decreases should the Company exceed or not meet its financial goals. The Human Resources, Nominating and Compensation Committee may, at their discretion, award an additional 5% to an employee based on individual accomplishment. During the year ended December 31, 2003, $1,145,000 in bonuses were awarded to the Company’s associates, of which $378,350 was awarded to the Named Executive Officers. The incentive plan for 2004 is structured similarly to that of 2003 with there being a limitation as to the Company’s maximum amount of criticized assets and the achievement of a certain earnings per share for the year.

     Option Grants in 2003. The following table sets forth information concerning stock options granted in 2003 to the Named Executive Officers listed above under the 2000 Plan. The Company has not granted any stock appreciation rights, restricted stock or any other stock incentives during 2003.

Pinnacle Financial Partners, Inc.	Page 31

Option Grants for the year ended December 31, 2003

	Number of	Percent of
	Securities	Total Options	Exercise
	Underlying	Granted to All	Price
Name	Options	Employees in 2003	Per Share	Expiration Date

M. Terry Turner	12,500	13.2%	$13.30	February 26, 2013
Robert A. McCabe, Jr.	11,000	11.6%	$13.30	February 26, 2013
Hugh M. Queener	9,500	10.0%	$13.30	February 26, 2013
James E. White	—	—	—	—
Charles B. McMahan	2,500	2.6%	$12.91	January 1, 2013
Named executive officers, as a group	35,500	37.4%
All employees, as a group	94,800	100.0%	$12.91 to $23.88	Thru November 18, 2013

     All of the Company’s options have been issued pursuant to the 2000 Plan and vest in 20% increments beginning one year from the date of grant and vest 20% each year for the following four years. Vesting for all options will be accelerated in the event of a “change of control”. A “change of control” generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company’s shareholders before the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party. Pursuant to the 2000 Plan, options expire ten years from the grant date.

     Aggregate Option Exercises During 2003 and Option Values at Year-End. The following table sets forth information on options granted to the above Named Executive Officers as of December 31, 2003 under the 2000 Plan.

Aggregate Option Exercises for the year ended December 31, 2003 and
December 31, 2003 Option Values

	Aggregate option		Number of securities		Value of unexercised
	exercises during 2003		underlying unexercised		in-the-money options
			options at December 31, 2003		at December 31, 2003 (1)
	Shares acquired	Value
	on exercise (2)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

M. Terry Turner	—	—	34,500	53,000	$473,190	$686,310
Robert A. McCabe, Jr.	—	—	34,500	51,500	473,190	671,010
Hugh M. Queener	—	—	22,500	35,000	308,214	448,386
James E. White	—	—	8,800	11,700	122,216	163,354
Charles B. McMahan	—	—	—	2,500	—	26,475

(1)	At December 31, 2003, the closing price of the Company’s common stock on the Nasdaq National Market was $23.50 per share. Value is calculated on the basis of the difference between the option exercise price and $23.50, multiplied by the number of shares of Common Stock underlying the option.

(2)	No Named Executive Officers exercised any options during 2003.

Pinnacle Financial Partners, Inc.	Page 32

EMPLOYMENT AGREEMENTS

     The Company entered into a three-year employment contract with M. Terry Turner, President and Chief Executive Officer, on August 1, 2000. The agreement automatically renews for an additional day each day after March 31, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. Turner, the Company will be obligated to pay Mr. Turner his base salary for the following terminating events:

Payment Obligation
Terminating Event	In relation to Base Salary

Mr. Turner becomes permanently disabled	Maximum of six months
The Company terminates Mr. Turner’s employment without Cause, as defined in the agreement	End of agreement’s term
Mr. Turner terminates his employment for cause, as defined	Maximum of twelve months
Mr. Turner terminates his employment within twelve months after a change of control, as defined	Three times base salary and target bonus, plus benefits

     The Company entered into a three-year employment contract with Robert A. McCabe, Jr., Chairman of the Board and Chief Financial Services Officer, on August 1, 2000. The agreement automatically renews for an additional day each day after August 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. McCabe, the Company will be obligated to pay Mr. McCabe his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.

     The Company entered into a three-year employment contract with Hugh M. Queener, Chief Administrative Officer, on December 4, 2000. The agreement automatically renews for an additional day each day after April 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. Queener, the Company will be obligated to pay Mr. Queener his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.

     The employment agreements set forth above for Messrs. Turner, McCabe and Queener, contain provisions that if the executive terminates his employment with the Company for “cause” within a year following a “change of control”, the executive shall be entitled to a severance payment equal to three times the executive’s then current salary and target bonus. The executive will also receive three years of Company-provided health plan benefits subsequent to his termination. In addition, the executive will be indemnified by the Company for any excise tax due under Section 4999 of the Internal Revenue Code of an amount sufficient to place the executive in the same after-tax position as the executive would have been had no excise tax been imposed upon or incurred or paid by the executive.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists, as of March 1, 2004, the number of shares of Common Stock beneficially owned by (a) any person known to the Company who owns in excess of 5% of the outstanding shares of Common Stock, (b) each current director of the Company, (c) each Named Executive Officer listed in the Summary Compensation Table, and (d) all directors and executive

Pinnacle Financial Partners, Inc.	Page 33

officers, as a group. The information shown below is based upon information furnished to the Company by the named persons.

	Number of	Percent of
	Shares Beneficially	all Shares
Name	Owned (1)(2)	Owned (2)

Directors:
Sue G. Atkinson	20,600	0.56%
Gregory L. Burns	8,793	0.24%
Colleen Conway-Welch	15,000	0.41%
Clay T. Jackson	81,279	2.19%
John E. Maupin, Jr., D.D.S	1,500	0.04%
Robert A. McCabe, Jr.	217,157	5.76%
Robert E. McNeilly, Jr.	39,278	1.06%
Dale W. Polley	39,300	1.06%
Linda E. Rebrovick	17,780	0.48%
James L. Shaub, II	40,278	1.09%
Reese L. Smith, III	38,500	1.04%
M. Terry Turner	161,975	4.29%
Named Executive Officers:
Hugh M. Queener	99,523	2.66%
James E. White	18,900	0.51%
Charles B. McMahan	2,000	0.05%
All Directors, Named Executive and other executive officers, as a Group (17 persons)	839,363	20.97%

(1)	Each person is the record owner of and has sole voting and investment power with respect to his or her shares. Additionally, the address for each person listed is 211 Commerce Street Suite 300, Nashville, Tennessee 37201.

(2)	For each person, these amounts include common shares outstanding plus all common shares which could be acquired from the exercise of any vested warrants or options within 60 days of March 1, 2004 (the record date for Meeting) regardless of price. The percent of shares outstanding is computed by dividing the number of shares beneficially owned noted above by the Company’s total shares outstanding plus the number of shares which could be acquired from the exercise of any vested warrants or options within 60 days of March 1, 2004 regardless of price for each particular person or group. The number of shares which could be acquired from the exercise of any vested warrants or options within 60 days of March 1, 2004 regardless of price for each particular person is as follows: Ms. Atkinson (5,000 shares); Mr. Burns (0 shares); Ms. Conway-Welch (5,000 shares); Mr. Jackson (12,500 shares); Mr. Maupin (500 shares); Mr. McCabe (80,200 shares); Mr. McNeilly (12,500 shares); Mr. Polley (12,500 shares); Ms. Rebrovick (5,000 shares); Mr. Shaub (12,500 shares); Mr. Smith (15,000 shares); Mr. Turner (80,500 shares); Mr. Queener (45,500 shares); Mr. White (10,900 shares); Mr. McMahan (500 shares) and all directors and executive offices, as a group (310,700 shares).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based on a review of the copies of these reports furnished to the Company during the year ended December 31, 2003, or on written representations from certain reporting persons that no Forms 5 were required for those persons, all of our directors and executive officers, who are listed above, complied with all applicable Section 16(a) filing requirements, except that each of Messrs. Turner, McCabe and Queener did not timely file a Form 4 with respect to one option award granted to each such person during 2003. Additionally, we are not aware of any shareholders who hold more than 10% of the outstanding common stock of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates,

Pinnacle Financial Partners, Inc.	Page 34

including members of their families, corporations, partnerships or other organizations in which the directors and officers have a controlling interest. These transactions are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.

     Atkinson Public Relations, of which Sue G. Atkinson is chairman, provides various services for the Company subject to an agreement which was approved by the Board of Directors of the Company. For the year ended December 31, 2003, the Company incurred approximately $137,000 in expenses for services rendered by this public relations company.

REPORT OF THE AUDIT COMMITTEE

     The following is the Report of the Audit Committee regarding the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-KSB:

We have reviewed and discussed with management the Company’s audited financial statements as of December 31, 2003 and 2002 and for the each of the years in the three-year period ended December 31, 2003.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and have discussed with the independent auditors the auditor’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

Dale W. Polley, Chairman
Clay T. Jackson, Member
Robert E. McNeilly, Jr., Member
Linda E. Rebrovick, Member
James L. Shaub, II, Member

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

INDEPENDENT PUBLIC ACCOUNTANTS

     In March of 2003, the Company engaged the accounting firm of KPMG LLP (“KPMG”) as the auditors of the Company’s December 31, 2003 financial statements. This engagement also included reviews of the Company’s Quarterly Reports on Form 10-QSB for the year ended

Pinnacle Financial Partners, Inc.	Page 35

December 31, 2003. The Board of Directors and the Audit Committee of the Board of Directors of the Company has approved the appointment of KPMG to serve as the Company’s independent auditors for the Company for the year ending December 31, 2004. The Audit Committee considered the background, expertise and experience of the audit team assigned to the Company and various other relevant matters, including the proposed fees for audit services. A representative of KPMG will be present at the Meeting and will be given the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders.

     Arthur Andersen LLP (“Andersen”) served as the Company’s auditors prior to April 2002. On April 8, 2002 the Board of Directors of the Company determined to dismiss Andersen and appointed KPMG as its new independent accountants, effective immediately. This determination followed the Company’s decision to seek a proposal from KPMG to audit the Company’s financial statements for the fiscal year ending December 31, 2002. The decision to change accountants was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

     During the period from February 28, 2000 (inception) through December 31, 2000, the fiscal year ended December 31, 2001 and for the subsequent period through April 8, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the period from February 28, 2000 (inception) through December 31, 2000, the fiscal year ended December 31, 2001 and for the subsequent period through April 8, 2002.

     The audit reports of Andersen on the consolidated financial statements of the Company as of and for the periods ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During Pinnacle’s two fiscal years ended December 31, 2001, and the subsequent period through April 8, 2002, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

     Subsequently, in May of 2002, and in contemplation of the Company’s follow-on public stock offering, the Company engaged KPMG to re-audit the consolidated financial statements of the Company as of and for the periods ended December 31, 2001 and 2000.

     Audit Fees. Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company’s consolidated financial statements and KPMG’s review of the Company’s interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include comfort letters and consents related to registration statements filed with the Securities and Exchange Commission and other capital-raising activities and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by KPMG for audit services rendered to the Company and its subsidiaries for fiscal 2003 totaled $88,000. For fiscal 2002, the Company was billed $160,000 by KPMG for audit services including $70,000 for the audit and quarterly reviews of the

Pinnacle Financial Partners, Inc.	Page 36

Company’s 2002 consolidated financial statements and $90,000 related to the Company’s follow-on stock offering and the re-audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2001 and 2000. In addition to the amount disclosed above, Andersen billed the Company $4,000 during the year ended December 31, 2002 in order to provide KPMG access and copies of certain relevant prior year audit working papers.

     Audit Related Fees. Audit related services include due diligence and audit services related to mergers and acquisitions, accounting consultations, internal control reviews, employee benefit plan audits and certain attest services. The Company was not billed any fees by KPMG for audit related services rendered to the Company and its subsidiaries for fiscal 2003 and fiscal 2002.

     Tax Fees. Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG for the tax related services, rendered to the Company and its subsidiaries for fiscal 2003 and fiscal 2002 totaled $42,000 and $9,000, respectively. For fiscal 2003, the fees relate to the filing of the Company’s state and federal tax returns and for a state tax study prepared by KPMG.

     All Other Fees. For fiscal 2003 and 2002, the Company was not billed any additional fees by KPMG for services other than the services described above.

     The Audit Committee considered these fees and concluded that the performance of these services was consistent with KPMG’s independence.

     The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services KPMG, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by KPMG during fiscal 2003 prior to KPMG performing such services.

OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than those set forth in this proxy statement should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

Pinnacle Financial Partners, Inc.	Page 37

GENERAL INFORMATION

     Annual Report. The Company’s 2003 Annual Report is being mailed to shareholders with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

     Additional Information. A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc., Attn: Chief Financial Officer, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201. Also, the Company’s Annual Report on Form 10-KSB and all quarterly Form 10-QSB’s for the year ended December 31, 2003 can also be accessed via the “Investor Relations” section of the Company’s website located at www.mypinnacle.com.

By Order of the Board of Directors,

/s/ HUGH M. QUEENER
Hugh M. Queener
Corporate Secretary

March 15, 2004

Pinnacle Financial Partners, Inc.	Page 38

Appendix A

PINNACLE FINANCIAL PARTNERS, Inc.

Corporate Governance Guidelines

The Human Resources, Nominating and Compensation Committee of the Board of Directors has established these Corporate Governance Guidelines to provide guidance with respect to the Board’s responsibilities as well as to comply with the rules of NASDAQ and good corporate governance principles. These guidelines are intended to reflect the Board’s commitment to monitor the effectiveness of policy and decision making at the Board and management levels, with a view to enhancing stockholder value over the long term.

     1.     Director Qualifications

          The Human Resources, Nominating and Compensation Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. No director may be nominated to a new term if he or she would be age 72 or older at the time of the election.

          Directors are expected to submit a letter of resignation when they experience a change in employment or file for bankruptcy protection. The Committee will review the appropriateness of continued Board membership where a director experiences a change in employment or files for bankruptcy protection.

          Directors must notify the Chairman of the Board and the Chairman of the Human Resources, Nominating and Compensation Committee in advance of accepting an invitation to serve on another company’s board of directors. The Human Resources, Nominating and Compensation Committee may consider whether such service may negatively affect such director’s ability to serve on the Board. Generally, directors will limit the number of public company boards on which they serve to four.

          No director may be renominated that failed to attend 75% of the meetings in the past year without valid excuse as determined by the Human Resources, Nominating and Compensation Committee.

          In order to attract qualified candidates, the Company may purchase reasonable directors’ and officers’ liability insurance on their behalf to provide the benefits of indemnification to the fullest extent permitted by law and the Company’s charter, by-laws and any indemnification agreements, and to provide exculpation as provided by state law and the Company’s charter.

     2.     Director Nomination

          Nominees for directorship will be recommended to the Board by the Human Resources, Nominating and Compensation Committee in accordance with the policies and principles in its charter. The Board will determine whether the recommended nominees will be part of the Company’s nominees for director in each proxy statement for the annual meeting of shareholders and, between annual meetings, will elect new directors, upon recommendation by the Committee, to fill vacancies on the board.

     3.     Board Composition

          The Board will have a majority of directors who meet the criteria for independence required by NASDAQ.

          The Board presently has twelve members. The by-laws establish a range of five to twenty five. The Board believes that nine to fifteen members is currently the optimal size to permit diversity of experience without hindering effective discussion or diminishing individual accountability. Pursuant to the Company’s charter, the number of directors shall be set by the affirmative vote of a majority of the full Board, and the Board shall be divided into three classes. Any change in the range of Board members will be reflected in the Company’s by-laws. The Human Resources, Nominating and Compensation Committee shall recommend whether to increase the size of the Board or whether, in the event of a vacancy for any reason, to fill such vacancy or to reduce the size of the Board. A change in the range or number of directors requires affirmative votes of 2/3 of the then serving directors or the affirmative vote of the holders of 2/3 of the issued and outstanding shares.

Pinnacle Financial Partners, Inc.	Appendix A – Page 1

     4.     Term Limits

          The Board does not believe it should establish term limits. Term limits result in the loss of accumulated knowledge particular to the Company and its business. Additionally, term limits may result in the loss of the most qualified individuals. As an alternative to term limits, the Human Resources, Nominating and Compensation Committee will review each director’s qualifications and performance on the Board at least every three years in connection with determining Board composition and/or whether to renominate a director.

     5.     Director Responsibilities

          The basic responsibility of the directors is to oversee the business and affairs of the Company. In the performance of their duties, the directors will exercise their business judgment to act in what they reasonably believe to be in the best interest of the Company and its shareholders. Directors may seek information, advice or opinions from the Company’s officers and employees and from other advisers, consultants and experts, and may rely in good faith upon information, advice or opinions provided by such persons.

          Directors shall attend at least one ISS accredited education program during their three year term.

          It is generally the duty of management (i.e., the CEO or his designee) to speak for the Company. Absent unusual circumstances or as contemplated by the committee charters, Board members should communicate with third parties only at the request of the CEO.

     6.     Meetings

          Directors should seek to attend all Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

          The CEO will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free at any Board meeting to raise subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

     7.     Independent Director Meetings

          The independent directors will meet in executive session periodically and at least in two regularly scheduled meetings. The director who presides at these meetings shall be chosen by the independent directors, will serve until the next regularly scheduled meeting and his name will be disclosed in the annual proxy statement.

     8.     Board Committees

          The Board will have at all times an Audit Committee and a Human Resources, Nominating and Compensation Committee. All of the members of these committees will be independent directors under the criteria established by NASDAQ and applicable law. Committee members will be appointed by the Board upon recommendation by the Human Resources, Nominating and Compensation Committee in the case of the Audit Committee and by the independent members of the Executive Committee in the case of the Human Resources, Nominating and Compensation Committee. Consideration should be given to rotating committee members periodically, but rotation is not mandated as a policy.

          Additionally, the board will have a Community Affairs Committee.

          Each committee will have its own written charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

          The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each

Pinnacle Financial Partners, Inc.	Appendix A – Page 2

committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.

          The Board and each committee have the power to hire, and compensate, independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

          The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

     9.     Audit Committee Responsibilities and Qualifications

          In general, the Audit Committee will oversee auditing and financial reporting matters. The Audit Committee also has the responsibilities set forth in the Audit Committee Charter and otherwise required by law, regulation or requirement of NASDAQ and shall produce an annual report of the Audit Committee for inclusion in the Company’s proxy statement. The Audit Committee shall have responsibility for appointing, dismissing, overseeing and determining the compensation of the Company’s external auditors. The Audit Committee will assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements and other requirements imposed on the Company by the Board, and (3) the performance of the Company’s internal audit function and independent auditors.

          Each Audit Committee member must meet the enhanced independence requirements imposed by federal law and NASDAQ. Each Audit Committee member must also be financially literate, and at least one member must possess certain accounting or financial expertise as set forth in the NASDAQ rules. The Chairman of the Audit Committee will have an accounting background and financial management expertise.

     10.     Human Resources, Nominating and Compensation Committee Responsibilities and Qualifications

          The Human Resources, Nominating and Compensation Committee has the responsibilities set forth in the Human Resources, Nominating and Compensation Committee Charter. The Human Resources, Nominating and Compensation Committee will assist the Board in (1) approving and evaluating the compensation of directors and officers, (2) establishing strategies and compensation policies and programs for employees of the Company to provide incentives for delivery of value to the Company’s shareholders, (3) establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Company and the interests of the Company’s shareholders, (4) ensuring that the compensation policies of the Company meet or exceed all legal and regulatory requirements and any other requirements imposed on the Company by the Board and (5) producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

          Additionally, the Human Resources, Nominating and Compensation Committee will (1) identify individuals qualified to become board members, (2) select or recommend to the Board for selection, director nominees for the Company’s next annual shareholders meeting and (3) develop and recommend to the board corporate governance principles applicable to the Company.

          Each member of the Human Resources, Nominating and Compensation Committee must meet the independence requirements imposed by NASDAQ.

     11.     Director Access to Officers and Employees

          To the extent appropriate for the discharge of their oversight function, directors may have full and free access to officers and employees of the Company. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will copy the CEO on any written communications between a director and an officer or employee of the Company, unless the circumstances would render copying the CEO inappropriate. All information provided by the Company or Company personnel to a director should be considered confidential unless it has been publicly disclosed by the Company.

          Executive officers of the Company are encouraged to regularly attend Board meetings. If the CEO wishes to have additional Company personnel attend on a regular basis, this suggestion should be brought to the Board for approval.

     12.     Director Compensation

Pinnacle Financial Partners, Inc.	Appendix A – Page 3

          The Company may compensate members of the Audit Committee only for services rendered as a member of the Board or as a Board committee member. The Company will not compensate employee members of the Board for service on the Board or a Board committee.

          Compensation for directors should be competitive with similarly situated companies. The form and amount of director compensation will be determined by the Human Resources, Nominating and Compensation Committee in accordance with the policies and principles set forth in its charter, and the Human Resources, Nominating and Compensation Committee will conduct an annual review of director compensation. The Human Resources, Nominating and Compensation Committee is entitled to take into consideration that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

          The Human Resources, Nominating and Compensation Committee will review the form and amounts of Board compensation annually to ensure its competitiveness with other companies and its effectiveness in attracting qualified members.

     13.     Director Orientation and Continuing Education

          All new directors must participate in the Company’s director orientation program, which should be conducted within two months of election of a new director. This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. Directors are expected to attend at least one developmental seminar during their three-year term and meet any applicable requirements for continuing education promulgated by NASDAQ.

     14.     CEO Evaluation and Management Succession

          The Human Resources, Nominating and Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Human Resources, Nominating and Compensation Committee will consider, among other things, the goals set for the CEO and their achievement. The Board of Directors will review the Human Resources, Nominating and Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

          The Human Resources, Nominating and Compensation Committee should make an annual report to the Board on succession planning. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

     15.     Annual Performance Evaluation

          The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are effective. The Human Resources, Nominating and Compensation Committee will receive comments from all directors, which have been submitted to the legal counsel to the committee and will report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board annually. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

     16.     Maintenance of Guidelines

          The Human Resources, Nominating and Compensation Committee will review these Corporate Governance Guidelines annually and recommend changes to the Board. The Board will determine the changes to be made to these Corporate Governance Guidelines based upon those recommendations. In the case of any conflict between these Guidelines and the Charter, Bylaws, or Committee Charters of any Board Committee, the Charter, Bylaws, and/or Committee Charter, as the case may be, shall be controlling.

Pinnacle Financial Partners, Inc.	Appendix A – Page 4

     17.     Publication of Corporate Governance Matters

          The Company publishes on its web site (1) these Corporate Governance Guidelines, (2) the Audit Committee Charter, (3) the Human Resources, Nominating and Compensation Committee Charter, and (4) the Code of Business Conduct & Ethics. In addition, these documents are available to any shareholder of the Company who makes a request to the Secretary of the Company.

Pinnacle Financial Partners, Inc.	Appendix A – Page 5

Appendix B

PINNACLE FINANCIAL PARTNERS, INC.
Amended and Restated
Audit Committee Charter

As approved by the Board of Directors – February 17, 2004

General

The Audit Committee (the “Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) shall consist of at least three directors, all of whom shall be independent. Members of the Committee shall not receive any compensation from the Company except for their board or committee service, and shall also satisfy the requirements for independence established by the Nasdaq Stock Market and as required by the rules and regulations of the Securities and Exchange Commission. Additionally, each member of the Committee shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Also, one member of the Committee shall be an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. Company management and internal and external independent auditors may attend each meeting or portions thereof as required by the Committee. Outside counsel and other consultants and/or advisors may attend meetings at the invitation of the Committee. The Committee shall be authorized, if it determines such action to be appropriate, to retain at the Company’s expense, independent counsel or other consultants and/or advisors. The Committee will have a minimum of four meetings each year (typically once a quarter) and will have special meetings if and when required. The Committee shall engage such independent counsel and other advisors, as it deems necessary to carry out its duties.

Responsibilities

The Committee’s role is one of oversight; whereas the Company’s management is responsible for the adequacy of the Company’s systems of internal accounting controls and procedures and for preparing the Company’s financial statements. The Committee shall oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The external independent auditors are responsible for auditing those financial statements. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The following functions shall be the key responsibilities of the Committee in carrying out its oversight function.

1.	Ensure that the affairs and practices of the Company, Pinnacle National Bank and all other subsidiaries, if any, are subject to proper, effective and continuing internal and external independent audits and control procedures.

2.	Annually approve the appointment, retention, compensation and oversight of the work of the external independent auditors (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee. The Committee will also:

-	Periodically evaluate the qualifications and experience of the independent auditor team, evaluating the audit scope, staffing levels and quality control procedures of the external independent auditors.

-	Ensure that the annual, external audit will be prepared in accordance with generally accepted auditing standards and that the Company’s financial statements are prepared in accordance with generally accepted accounting principles. The audit will include an appropriate evaluation of internal accounting controls and procedures, and the issuance of a report to the Committee regarding such internal controls and procedures.

Pinnacle Financial Partners, Inc.	Appendix B – Page 1

-	Review and discuss with management and the external independent auditors the annual audited and quarterly unaudited financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

-	Receive timely reports from the external independent auditor concerning the Company’s critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of alternative disclosures and treatments and the treatment preferred by the external independent auditor, and all other material written communications between the external independent auditor and the Company’s management and resolve any disagreements between management and the external independent auditors.

-	Review and discuss annually with the external independent auditors the matters required to be discussed by SAS No. 61 and No. 90, as amended or supplemented, and following such review, reach a determination to recommend to the full Board that such audited financial statements be included in the annual report filed with the Securities and Exchange Commission.

-	Approve in advance the retention of the independent auditor for any non-audit service and the fee for such service.

-	Confirm the independence of the independent auditors and obtain a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, including all non-audit services and fees. The Committee will also discuss with the independent auditors any relationship or service that would impact the auditors objectivity and independence and will recommend that the Board take appropriate action in response to the auditor’s statement to ensure the independence of the independent auditors.

3.	Determine whether to retain a third party accounting firm (which shall not be the independent auditor) to provide all or a portion of the internal audit function and the terms and conditions, including fees, for any such engagement. Annually approve the selection, evaluation, compensation and audit plan of the internal audit staff. This selection will be ratified by the full Board of Directors annually. The Committee will determine that the internal audit staff has:

-	Examined and evaluated the effectiveness of the system of internal control over financial reporting and the quality of performance in carrying out assigned responsibilities in the organization.

-	Reviewed the reliability and integrity of financial and operating information used and reported.

-	Examined compliance with regulations, laws, policies and sound banking practices and the internal systems in place to assure ongoing compliance and report violations or internal system deficiencies and recommended improvements.

-	Employed bank protection security services to protect clients and associates, assets of the clients, and assets of the Bank.

4.	Ensure that the internal and external audit staffs, as well as the internal loan review staff, have appropriate and direct access to the Committee and periodically meet with the Committee in private session as appropriate.

5.	Establish policies for the Company’s hiring of employees or former employees of the external independent auditor who were engaged on the Company’s account.

6.	Inquire of Company management and the independent auditors regarding the appropriateness and quality of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements and the effect of regulatory and accounting initiatives, as well as any off-balance sheet items on the Company’s financial statements.

7.	The Committee shall receive reports from the principal executive and financial officers of the Company regarding all significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and whether they have identified for the outside auditors any material weaknesses in internal control over financial reporting; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and

Pinnacle Financial Partners, Inc.	Appendix B – Page 2

regarding whether there were changes in the Company’s internal control over financial reporting or in other factors that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

8.	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

9.	The Committee shall review quarterly, prior to their filing with the Securities and Exchange Commission, the Company’s Quarterly Report on Form 10-QSB and Annual Report on Form 10-KSB. Additionally, the Committee shall review a report from the Company’s Chief Executive Officer and Chief Financial Officer concerning their certifications filed with such reports.

10.	The Committee shall review and approve all related party transactions to the extent required under NASDAQ Stock Market qualification standards.

11.	The Committee shall be responsible for approval of any waivers or changes to the Company’s Code of Conduct.

12.	Receive information on the adequacy of the Company’s compliance with established policies, regulations and controls.

13.	Receive regular reports on management’s progress in addressing any problems or issues identified in all audit reports.

14.	Review any recommendations or findings of the Board of Directors or any other Board or Management Committees with a heightened sense of awareness to those matters that have an impact on the financial statements and the internal control over financial reporting of the Company. At a minimum, the following items should be reviewed on a consistent basis:

-	The quarterly Internal Loan Review audit schedule, summary of audit findings and allowance for loan loss analysis.

-	The quarterly compliance monitoring schedule, summary of findings, violations of compliance laws and regulations, and corrective actions taken or to be taken.

-	Any violations of the Code of Conduct by any Directors, Officers or Associates having an impact on, or being reasonable related to, the Company’s internal control over financial reporting.

15.	Review all regulatory examination reports and determine whether adequate corrective actions are being taken to correct any deficiencies, violations or weaknesses noted in the reports.

16.	Review all significant litigation involving the Company and any of its subsidiaries with the Company’s legal counsel.

17.	Prepare a report for inclusion in the Company’s proxy statement disclosing that the Committee has reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. Based upon these discussions, state in the report whether the Committee recommended to the Board that the audited financial statements be included in the Company’s annual report.

18.	Review and assess the adequacy of the Committee’s charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

19.	Review and assess the effectiveness of the Committee’s performance annually. Address any improvement opportunities in a formal and timely manner and present such to the Board for its consideration and approval.

Quorum

For the transaction of business at any meeting of the Committee, three members shall constitute a quorum.

Pinnacle Financial Partners, Inc.	Appendix B – Page 3

Appendix C

PINNACLE FINANCIAL PARTNERS
PINNACLE NATIONAL BANK
HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE CHARTER

As approved by the Board of Directors – February 17, 2004

Purpose of the Human Resources, Nominating and Compensation Committee

The Board of Directors has established the Human Resources, Nominating and Compensation Committee of the Board to assist the Board in:

1)	Reviewing and adopting Human Resources policies for Pinnacle Financial Partners, Inc. and Pinnacle National Bank (collectively, the Company).

2)	Nominating directors for the Board and its committees (except the Human Resources, Nominating and Compensation Committee of the Board, which will be nominated by the independent members of the Executive Committee and elected by the Board).

3)	Ensuring that the overall personnel needs of the firm are being met.

4)	Providing oversight for all matters of compensation and benefits to include:

(a)	approving and evaluating the compensation of directors and associates,

(b)	establishing strategies and compensation philosophies, policies and programs for employees of the Company to provide incentives for delivery of value to the Company’s shareholders,

(c)	establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Company and the interests of the Company’s shareholders and producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

(d)	ensuring that the compensation policies of the Company meet or exceed all legal and regulatory requirements and any other requirements imposed on the Company by the Board, and

(e)	reviewing all employee benefit programs including new plans and revisions, overall cost and regulatory compliance.

5)	Reviewing and recommending corporate governance guidelines and procedures.

Members of the Human Resources, Nominating and Compensation Committee

The Committee must be comprised of at least three and no more than five members of the Board. The Committee must be comprised solely of independent directors.

An independent director must not be an officer or employee of the Company or its subsidiaries and must not have any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable requirements for a director to be considered independent set out by NASDAQ rules, or any stock exchange on which the Company’s securities are listed. In addition, as long as the Company’s stock incentive plans and incentive bonus plans are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, all directors, who serve on the Committee, must be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

No Committee member shall have an interest in the Company that would preclude his or her ability to act on behalf of all the shareholders of the Company.

No Committee member may participate in any discussion with respect to, or vote on, any matter in which he or she is not independent. If there is any basis for believing a Committee member is not independent, the facts and circumstances should be reported to the Committee’s Counsel and the Board and the Committee member should not participate or vote on any matter until the Board has determined that the Committee member is independent.

The members of the Human Resources, Nominating and Compensation Committee shall be nominated by the independent members of the Executive Committee and elected by the Board. Each member of the Committee shall serve a one year term or until such director’s earlier resignation or removal. Any member may resign his or her position as a member of the Committee upon notice given in writing or by electronic transmission to the Board. A member may be removed from the Committee upon

Pinnacle Financial Partners, Inc.	Appendix C – Page 1

the majority vote of the Board. The Chair of the Committee will be nominated by the independent members of the Executive Committee and elected by the Board.

Responsibilities of the Human Resources, Nominating and Compensation Committee

The Committee is responsible to the Board for the following activities:

1)	Reviewing and adopting all Human Resources policies.

2)	Nominating directors for the Board and its committees.

•	Establishing criteria for nomination and selection of new Board members.

•	Identifying and nominating acceptable directors.

•	Nominating directors for committee members and committee chairs based on committee requirements.

3)	Ensuring that the overall personnel needs of the firm are being met.

•	Adopting succession and management development plans for appropriate personnel.

•	Reviewing future personnel needs and recruitment program results.

•	Adopting and monitoring the Affirmative Action Plan.

•	Overseeing the performance appraisal system.

•	Evaluating employee morale and human resources risk.

4)	Providing oversight for all matters of compensation and benefits.

•	Overseeing the overall compensation strategies and philosophies of the Company and its subsidiaries and ensuring that all compensation arrangements comply with applicable law.

•	Reviewing the Company’s stock option plans or equity related incentives to ensure they provide proper incentives and avoid excessive dilution of ownership by existing shareholders and making recommendations to the Board and shareholders with respect to amendments to the plans, including changes in the number of shares authorized for issuance there under.

•	Approving for submission to stockholders all new equity-related incentive plans, and material amendments thereto, required to be approved by the shareholders under applicable listing requirements of NASDAQ or any stock exchange on which the Company’s securities are listed.

•	Granting, in accordance with the provisions of applicable stock incentive plans, stock options, stock purchase rights or other equity-based incentives to individuals eligible for such grants (including executive officers subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Executives”), and amending such stock options or stock purchase rights in accordance with the terms of the applicable plans.

•	Authorizing the repurchase of options, shares or other equity interests from terminated employees.

•	Approving tax qualified, non-discriminatory employee benefit plans or parallel non-qualified plans that provide for the acquisition of stock or options by officers, directors, employees or consultants.

•	Approving stock based incentives or stock issuances to persons not previously an employee or director as an inducement material to the person’s employment with the Company.

•	Developing and administering a compensation policy for senior management that contains appropriate performance incentives and equity-linked components and determining whether executive officers are to receive any incentive bonus compensation based on the performance of the Company relative to such performance goals and objectives, or such lesser amounts as the Committee determines.

•	Surveying the amount and types of executive compensation paid by comparable companies.

•	Implementing and administering incentive compensation programs for executive officers and authorizing all awards to such individuals under the incentive programs.

•	Performing annual reviews and approving corporate goals and objectives relevant to executive officers’ compensation, evaluating each executive officer’s performance in light of those goals and objectives, and setting/approving each executive officer’s compensation levels based on this evaluation. Specifically, the Committee will set compensation for the Chief Executive Officer, approve compensation for other key executives, review all other compensation and submit an annual report of executive compensation to the Company’s Board of Directors. In determining any long-term incentive component of the Chief Executive Officer’s compensation, the Committee will consider, among other relevant factors, the Company’s performance and relative shareholder return, the value of incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years.

Pinnacle Financial Partners, Inc.	Appendix C – Page 2

•	Administering the Company’s stock option plan with respect to the Company’s executive officers and employee Board members.

•	Approving equity incentive awards, special cash payments or other material benefits made available to Section 16 executives.

•	Evaluating annually adherence by each executive officer to the Associate Code of Conduct and taking such evaluation into account in determining such executive officer’s compensation levels.

•	Reviewing the overall effectiveness of the Company’s employee benefit plans.

•	Making recommendations to the Board concerning the compensation of non-management members of the Board for service on the Board and committees thereof.

5)	Evaluating annually adherence by each director to the Company’s requirements for board or committee membership.

6)	Ensuring that the board and management are adhering to the best practices in all applicable areas of governance and that the board and all its committees are functioning effectively.

•	Conducting an annual governance check-up including a review of the committee structure and review by counsel to ensure that the board is adhering to the current best practices in all applicable areas.

•	Reviewing the annual governance manual that sets out, among other things, all committee charters, all board and committee agenda items for the year and a comprehensive board and committee meeting schedule.

•	Instructing counsel to the committee to conduct annual board and committee evaluations in order to identify potential functional improvements to the working of the board and its committees.

7)	Providing oversight of business conduct ethics and controls by reviewing director and officer codes of conduct annually.

•	Reviewing and modifying codes as necessary.

•	Reviewing and modifying questionnaires as necessary.

•	Reviewing and ascertaining compliance on an annual basis.

In addition to the matters set forth herein, the Committee will perform such other functions as required by law, the listing requirements of NASDAQ or any stock exchange on which the Company’s securities are listed, the Company’s Charter or Bylaws, or Board resolution.

Meetings

The Committee shall meet five times a year and may from time to time require specially called meetings, as deemed necessary by the Chair of the Committee. The Chair of the Committee will preside at each meeting of the Committee and shall set the length of each meeting and the agenda of items to be addressed at each meeting. The Committee shall meet in executive session when assessing the performance of and determining the compensation for or incentives to the Chief Executive Officer and at such other times as the Chair or the Committee may determine.

For the transaction of business at any meeting of the Committee, three members shall constitute a quorum.

Subcommittees

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more of the members of the Committee. The Committee may delegate such authority to a subcommittee as the Committee deems appropriate.

Reporting

The Committee shall maintain written minutes of all meetings and consent actions, which shall be recorded or filed with the books and records of the Company and made available to the Board. The Committee will make regular reports to the Board with respect to the compensation of all executive officers, including incentive-compensation plans and equity-based plans, and as required by law, regulations or applicable stock exchange regulations. Reports of significant matters presented at meetings of the Committee will be given by the Chair of the Committee to the Board on an as needed basis.

Pinnacle Financial Partners, Inc.	Appendix C – Page 3

Committee Report on Executive Compensation

The Committee shall prepare a report, regarding executive compensation, for inclusion in the Company’s proxy statement or annual report as required by, and in accordance with, applicable rules and regulations.

Assistance from Others

The Committee may engage external advisors and compensation consultants, to the extent determined appropriate by the Committee, to facilitate the performance of the functions of the Committee. All external advisors engaged by the Committee shall report directly to the members of the Committee. Specifically, the Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee has the same authority to retain other experts to advise or assist it, including independent counsel, accountants, financial analysts or others. The Committee may also request reports from the Chief Executive Officer, the Chief Financial Officer, the Director of Human Resources or any other officer of the Company.

Performance Evaluation

Each year, the Committee shall review and assess the adequacy and appropriateness of this charter and the Committee’s own performance. The results of such evaluation and any proposed changes should be presented to the full Board.

Pinnacle Financial Partners, Inc.	Appendix C – Page 4

Appendix D

PINNACLE FINANCIAL PARTNERS, INC.

2004 EQUITY INCENTIVE PLAN

     Section 1. PURPOSE

     This plan shall be known as the “Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), and its shareholders by (i) attracting and retaining Associates of the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

     Section 2. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

a)	“AFFILIATE” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

b)	“ASSOCIATE” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

c)	“AWARD” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Unit Award, Performance Share Award, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

d)	“BANK” shall mean Pinnacle National Bank.

e)	“AWARD AGREEMENT” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

f)	“BOARD” shall mean the board of directors of the Company.

g)	“CAUSE” shall have the same meaning as provided in the employment agreement between the Participant and the Company or any Affiliate on the date of Termination of Service, or if no such definition or employment agreement exists, “Cause” shall mean conduct amounting to (1) fraud or dishonesty against the Company or any Affiliate; (2) the Participant’s willful misconduct, repeated refusal to follow the reasonable directions of the Board or knowing violation of law in the course of performance of the duties of Participant’s service with the Company or any Affiliate; (3) repeated absences from work without a reasonable excuse; (4) repeated intoxication with alcohol or drugs while on the Company’s or any Affiliate’s premises during regular business hours; (5) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving dishonesty; or (6) a breach or violation of the terms of any agreement to which Participant and the Company or any Affiliate are party.

h)	“CHANGE IN CONTROL” shall mean any one of the following events which may occur after the date the Award is granted:

Pinnacle Financial Partners, Inc.	Appendix D – Page 1

1.	the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote forty percent (40%) or more of any class of voting securities of either the Bank or the Company, as the case may be;

2.	within any twelve-month period the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

3.	a reorganization, merger or consolidation, with respect to which persons who were the shareholders of either the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

4.	the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

i)	“CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

j)	“COMMITTEE” shall mean a committee of the Board composed solely of not less than two Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code.

k)	“COVERED OFFICER” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

l)	“DIRECTOR” shall mean a member of the Board.

m)	“DISABILITY” shall the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or any Affiliate for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

n)	“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

o)	“FAIR MARKET VALUE” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq Stock Market’s National Market System, or any other such exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

Pinnacle Financial Partners, Inc.	Appendix D – Page 2

p)	“INCENTIVE STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

q)	“NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and is not intended to be an Incentive Stock Option.

r)	“NON-EMPLOYEE DIRECTOR” shall mean a member of the Board who is not an Associate of the Company or any Subsidiary or Affiliate.

s)	“OPTION” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

t)	“OPTION PRICE” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

u)	“OTHER STOCK-BASED AWARD” shall mean any Award granted under Section 9 of the Plan.

v)	“OUTSIDE DIRECTOR” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

w)	“PARTICIPANT” shall mean any Associate or other person who receives an Award under the Plan.

x)	“PERFORMANCE AWARD” shall mean any Award granted under Section 8 of the Plan.

y)	“PERFORMANCE SHARE” shall mean any Share granted under Section 8 of the Plan.

z)	“PERFORMANCE SHARE AWARD” shall mean any Award granted under Section 8 of the Plan.

aa)	“PERFORMANCE UNIT” shall mean a right to receive a designated dollar value which is contingent on the achievement of certain performance goals during a specified performance period each as set forth in an Award Agreement.

bb)	“PERFORMANCE UNIT AWARD” shall mean any Award granted under Section 8 of the Plan.

cc)	“PERSON” shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

dd)	“RESTRICTED SHARE” shall mean any Share granted under Section 7 of the Plan.

ee)	“RESTRICTED SHARE UNIT” shall mean any unit granted under Section 7 of the Plan.

ff)	“RETIREMENT” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

gg)	“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

hh)	“SECTION 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

ii)	“SECTION 162(M)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

jj)	“SHARES” shall mean shares of the common stock, $0.01 par value, of the Company.

Pinnacle Financial Partners, Inc.	Appendix D – Page 3

kk)	“STOCK APPRECIATION RIGHT OR SAR” shall mean a stock appreciation right granted under Section 6 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount, in cash or Shares, determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

ll)	“SUBSIDIARY” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

mm)	“SUBSTITUTE AWARDS” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

nn)	“TANDEM SAR” shall mean an SAR that is granted under Section 6 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

oo)	“TERMINATION OF SERVICE” shall mean the termination of the service relationship, whether employment or otherwise, between a Participant and the Company and any Affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

Section 3. ADMINISTRATION

     3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 13 hereunder to amend or terminate the Plan. Notwithstanding the provisions of Section 6.2 hereof and except as permitted by the provisions of Section 4.2 and Section 13 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options.

     3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

     3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or

Pinnacle Financial Partners, Inc.	Appendix D – Page 4

determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such section.

     3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4. SHARES AVAILABLE FOR AWARDS

     4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 269,680 (which includes 19,680 shares with respect to awards which were authorized but not granted under the Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan (The “2000 Plan”). Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 2000 Plan, as of the effective date of this Plan but which terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 2000 Plan after the effective date of this Plan.

     If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 50,000 Shares.

     4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

     4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

Pinnacle Financial Partners, Inc.	Appendix D – Page 5

     4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5. ELIGIBILITY

     Any Associate shall be eligible to be designated a Participant.

Section 6. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares, if any, subject to each Award, the exercise price or price at which an SAR shall be granted (the “Grant Price”) and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

     6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted which price shall be set forth in an Award Agreement. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. The Committee in its sole discretion shall establish the Grant Price at the time each SAR is granted, which price shall be set forth in an Award Agreement and may, in the Committee’s sole discretion, be higher or lower than the Fair Market Value of a Share on the date of grant.

     6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or Tandem SAR that relates to such Option shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

     6.4 Exercise.

     a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

     b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

     c) An Option, or SAR exercisable for Shares, may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price, in the case of an Option, for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related

Pinnacle Financial Partners, Inc.	Appendix D – Page 6

Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.

     d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

     e) An SAR may be exercised in whole or in part at any time after such SAR has become exercisable in accordance with the terms of the applicable Award Agreement; provided, however, that no partial exercise of an SAR exercisable for cash shall result in the cash payment to the Participant of less than $250. The partial exercise of an SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an SAR, the Award Agreement evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Section 6.4(c) or 6.4(f) hereof, as the case may be.

     f) The exercise of an SAR exercisable for cash shall entitle a Participant to a cash payment, for each such SAR exercised, equal to an amount determined by the Committee and as set forth in an Award Agreement. Unless otherwise determined by the Committee and set forth in an Award Agreement, the exercise of an SAR exercisable for cash shall entitle a Participant to a cash payment, for each such SAR exercised, equal to an amount equal to the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the Grant Price of the SAR as reflected in the applicable Award Agreement. All payments under this Section 6.4(f) shall be made as soon as practicable, but in no event later than ten (10) business days, after the effective date of the exercise of the SAR.

     g) At the Committee’s discretion, and as set forth in an Award Agreement, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

     6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7. RESTRICTED SHARES AND RESTRICTED SHARE UNITS

     7.1 Grant.

     a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

     b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or

Pinnacle Financial Partners, Inc.	Appendix D – Page 7

Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions, including any of those identified in Section 10, that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

     7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share Award are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

     7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

     7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Participant shall be credited with dividend equivalents on any vested Restricted Share Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8. PERFORMANCE AWARDS

     8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Performance Awards shall include, but are not limited to, Performance Shares and Performance Units. All Performance Awards shall be subject to the terms and provisions of Section 10 hereof.

     8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment

Pinnacle Financial Partners, Inc.	Appendix D – Page 8

may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

     8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

     8.4 Performance Shares.

     a) Associates who are in strategic leadership positions shall be eligible to receive Performance Share Awards. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Share Awards shall be granted, the number of Performance Shares to be granted to each Participant, the performance targets and goals to be satisfied, the duration of the period during which, and the conditions under which, the Performance Shares may be forfeited to the Company, and the other terms and conditions of such Awards. The Performance Share Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

     b) Each Performance Share Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Performance Share Award.

     c) The Committee shall grant Performance Share Awards based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals identified in Section 10.

     8.5 Performance Units.

     a) Associates who are in leadership positions shall be eligible to receive Performance Unit Awards. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Units shall be granted. Performance Units shall consist of a right that is (i) denominated in cash, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Unit Award. The Performance Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan. The applicable Award Agreement shall set forth (i) the dollar value of Performance Units granted to the Participant; (ii) the performance period and performance goals with respect to each such Award; and (iii) any other terms and conditions as the Committee determines in its sole and absolute discretion.

     b) The Committee shall grant Performance Unit Awards based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals identified in Section 10.

Section 9. OTHER STOCK-BASED AWARDS

     The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6, 7 and 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Pinnacle Financial Partners, Inc.	Appendix D – Page 9

Section 10. PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE AWARDS

     10.1 Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and provisions of this Section 10.

     10.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 10, performance goals shall be limited to one or more of the following Company, Subsidiary, Affiliate, operating unit or division financial performance measures:

a)	earnings or book value per Share;

b)	net income;

c)	return on equity, assets, capital, capital employed or investment;

d)	earnings before interest, taxes, depreciation and/or amortization;

e)	operating income or profit;

f)	operating efficiencies;

g)	the ratio of criticized/classified loans to capital;

h)	allowance for loan losses;

i)	the ratio of non-performing loans to total loans;

j)	the ratio of past due loans greater than 90 days and non-accruals to total loans;

k)	the ratio of net charge-offs to average loans;

l)	after tax operating income;

m)	cash flow(s);

n)	total revenues or revenues per employee;

o)	stock price or total shareholder return;

p)	growth in deposits;

q)	dividends; or

r)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, Affiliates operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Performance Awards, including Performance Share Awards and Performance Unit Awards.

Pinnacle Financial Partners, Inc.	Appendix D – Page 10

     10.3 With respect to any Covered Officer, the maximum number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan in each year of the performance period is 50,000 Shares and the maximum amount of any Award settled in cash shall not exceed $1,000,000 in each year of the performance period.

     10.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, including Performance Share Awards and Performance Unit Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Section 11. TERMINATION OF EMPLOYMENT

     The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Service, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 12. CHANGE IN CONTROL

     Upon a Change in Control (but only if and to the extent so determined by the Committee at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination)), all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted.

Section 13. AMENDMENT AND TERMINATION

     13.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

     13.2 Amendments to Awards. Subject to the restrictions of Sections 3.1 and 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     13.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 14. GENERAL PROVISIONS

     14.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee and/or (iii) as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such

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other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution. For purposes of this Plan, “Permitted Transferee” means the Participant’s Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Participant’s Immediate Family. For purposes of this Plan, “Immediate Family” means the Participant’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Plan, a “Permitted Trust” means a trust solely for the benefit of the Participant or Participant’s Immediate Family.

     14.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

     14.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

     14.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     14.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

     14.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

     14.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

     14.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

     14.9 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

Pinnacle Financial Partners, Inc.	Appendix D – Page 12

     14.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

     14.11 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     14.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

     14.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

     14.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     14.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15. TERM OF THE PLAN

     15.11 Effective Date. The Plan shall be effective as of April 20, 2004 provided it has been approved by the Board and by the Company’s shareholders.

     15.12 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

PINNACLE FINANCIAL PARTNERS, INC.

By:

Name:

Title:

Pinnacle Financial Partners, Inc.	Appendix D – Page 13

Appendix E

PROXY

PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, APRIL 20, 2004

     The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Pinnacle Financial Partners, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201 and at any adjournments of the annual meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSALS.

PROPOSAL #1: To elect the four (4) persons listed below to serve as Class I Directors of Pinnacle Financial Partners, Inc. for a three-year term:

Sue G. Atkinson — Gregory L. Burns
Colleen Conway-Welch — Clay T. Jackson

[ ]	FOR all nominees listed above	[ ]	WITHHOLD authority to vote	[ ]	FOR ALL EXCEPT -
			on all nominees listed above		See instruction below

INSTRUCTION: To withhold authority for any individual nominee, mark “For All Except” above, and write the names of the nominees for which you do NOT wish to vote FOR in the space below

PROPOSAL #2: To amend the Amended and Restated Charter to increase the number of authorized shares of capital stock from 20,000,000 to 30,000,000.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

PROPOSAL #3: To adopt the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

PROPOSAL #4: To ratify the appointment of KPMG, LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004:

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

* * * * * * * *

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

Signature(s) of Shareholder(s)	Please print name of Shareholder(s)	Date: , 2004
(be sure to date your proxy)

I WILL             WILL NOT             ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.

Pinnacle Financial Partners. Inc.	Appendix E – Page 1